UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

CX NETWORK GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169805	32-0538640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen,

Guangdong Province, China, 518005

(Address of Principal Executive Offices)

Registrant’s telephone number: +86- 0755-26412816

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

EXPLANATORY NOTE

CX Network Group, Inc. (the “Company”) is furnishing this current report on Form 8-K/A (this “Amendment No. 1”) to provide more complete information relating to Items 1.01, 2.01, 3.02, 5.01, 5.02 concerning the Reverse Takeover described below. This Amendment No. 1 amends in its entirety the original filing.

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SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

●	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

●	Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“we,” “us,” “our,” “CXN,” or “our company,” are to the combined business of CX Network Group, Inc, a Nevada corporation, and its subsidiaries and other consolidated entities;

●	“KP International” are to Kun Peng International Holding Limited, a British Virgins Island company and wholly-owned subsidiary of CX Network Group, Inc.;

●	“KP Industrial” are to Kunpeng (China) Industrial Development Company Limited, a Hong Kong company and wholly-owned subsidiary of KP International;

●	“King Eagle (China)” are to King Eagle (China) Co., Ltd., a PRC company and a subsidiary of KP Industrial and Guoxin Zhengye Enterprise Management Co., Ltd.;

●	“Guoxin Zhengye” are to Guoxin Zhengye Enterprise Management Co., Ltd., a PRC company and a 8% shareholder of King Eagle China;

●	“King Eagle (Tianjin)” are to King Eagle (Tianjin) Technology Co., Ltd., a PRC company and a variable interest entity;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“China” and “PRC” refer to the People’s Republic of China;

●	“Renminbi” and “RMB” refer to the legal currency of China;

●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

●	“Securities Act” are to the Securities Act of 1933, as amended.

MARKET DATA AND FORECAST

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the elderly care industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

Item 1.01. Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Share Exchange with Kun Peng International Holding Limited

On May 17, 2021, we entered into a share exchange agreement (“Share Exchange Agreement”) with (i) Kun Peng International Holding Limited (“KP International”), a limited liability company incorporated in British Virgin Islands on April 20, 2021, and (ii) the five members of KP International to acquire all the issued and outstanding capital stock of KP International in exchange for the issuance to those members of an aggregate of 34,158,391 shares of our common stock (“Reverse Acquisition”). Pursuant to the terms of the Exchange Agreement, and as a condition to the completion of the transactions contemplated by the Share Exchange Agreement, the Company also agreed to enter into an agreement with Wenhai Xia (“the Stockholder”), to cancel an aggregate of 15,973,430 shares of the Company’s Common Stock owned by the Stockholder. The Reverse Acquisition was closed on May 17, 2021.

None of the KP International’s Stockholders is a U.S. Person (as that term is defined in Regulation S of the Securities Act of 1933) and KP International acquired our shares in the Reverse Merger outside of the United States.

In issuing these securities to KP International’s Stockholders, we relied upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and/or Regulation S promulgated by the U.S. Securities and Exchange Commission (the “SEC”). Among other things, the offer or sale was made in an offshore transaction and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing. In addition, each of the recipients of the shares certified that he/she/it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person and agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.

Accounting Treatment; Change of Control

Pursuant to the “Reverse Acquisition,” and KP International is deemed to be the acquirer. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Business Combination will be those of KP International and its consolidated subsidiaries and will be recorded at the historical cost basis of KP International, and the consolidated financial statements after consummation of the Business Combination will include the assets and liabilities of KP International and its subsidiaries and VIE, historical operations of KP International and its subsidiaries and VIE, and operations of CX Network Group, Inc. from the Closing Date of the Reverse Acquisition.

Pursuant to the Business Combination, a change of control of CX Network Group, Inc. occurred as of the Closing Date. Except as described in this Report, no arrangements or understandings exist among present or former controlling shareholders with respect to the election of members of our Board and, to our knowledge, no other arrangements exist that might result in a change of control of the CX Network Group, Inc.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Reverse Acquisition.

DESCRIPTION OF BUSINESS

Corporate History and Structure

CX Network Group, Inc.

We were initially incorporated in Nevada on July 25, 2005. On March 20, 2018, CX Network Group, Inc., a Nevada corporation, (previously known as “mLight Tech Inc.” or “MLGT”, a Florida corporation) (“CXKJ” or the “Company”), Chuangxiang Holdings Inc., a company organized under the laws of the Cayman Islands (“CX Cayman”), and Continent Investment Management Limited, a British Virgin Islands company (“Continent”), and Golden Fish Capital Investment Limited, a British Virgin Islands company (“Golden Fish”, together with “Continent”, the “CX Cayman Stockholders”) entered into a share exchange agreement (the “Share Exchange Agreement”), pursuant to which CXKJ acquired 100% of the issued and outstanding equity securities of CX Cayman in exchange for 5,350,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of CXKJ (the “Share Exchange”). As a result of the Share Exchange, CX Cayman became the Company’s wholly-owned subsidiary.

Immediately prior to entering into the Share Exchange Agreement with CX Cayman stockholders of CX Cayman, we were a shell company with no significant asset or operation. As a result of the Share Exchange, we operate through our PRC affiliated entity, namely Chuangxiang Network Technology (Shenzhen) Limited, located in Shenzhen, China. CX Cayman does not have any substantive operations other than holding CX HK, which in return holding CX Network, who controls Shenzhen CX through certain contractual arrangements.

Preceding our business combination with KP International, our business focused on development and operation of online dating and mobile gaming products either developed and operated by us, or developed by us but co-operated by third parties; or developed by third parties but co-operated by us.

On March 30, 2021, certain record of our shareholders (the “Sellers”), and certain investor (the “Purchaser”) entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Purchasers will acquire 16,683,334 shares of common stock, par value $0.0001 per share (the “Shares”), for an aggregate purchase price of $255,000, subject to satisfaction or waiver of the closing conditions set forth in the SPA

In connection with the SPA, on the same day, we entered into a spin-off agreement (the “Spin-Off Agreement”) with Chuangxiang Holdings Inc., a Cayman Islands corporation (“Spin-Off Subsidiary”), and Continent Investment Management Limited and Golden Fish Capital Investment Limited, (“Spin-Off Subsidiary buyers”). Pursuant to the Spin-Off Agreement, Spin-Off Subsidiary buyers will receive all of the issued and outstanding capital stock of Spin-Off Subsidiary at a purchase price of $1 at the closing. As a result, Spin-Off Subsidiary buyers will become the sole equity owner of Spin-Off Subsidiary and the Company will have no further interest in Spin-Off Subsidiary.

On May 17, 2021, we entered into the Share Cancellation Agreement with a stockholder, Wenhai Xia, to cancel an aggregate of 15,973,430 shares of the Company’s Common Stock owned by the Stockholder.

On May 17, 2021, we entered into the Share Exchange Agreement with KP International and holders of all outstanding capital stock of KP International, we acquired 100% of the outstanding capital stock of KP International, and in exchange, we issued to five former shareholders of KP International an aggregate of 34,158,391 shares of the Company’s common stock. As a result of the reverse acquisition closed on May 17, 2021, KP International became our wholly-owned subsidiary and the former shareholders of KP International became the holders of approximately 85% of our issued and outstanding capital stock on a fully diluted basis. For accounting purpose, the transaction with KP International was treated as a reserve acquisition, with KP International as the acquirer and CX Network as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the Reverse Acquisition, we are referring to the business and financial information of KP International and its subsidiaries and consolidated entities. As a result of the reverse acquisition, CX Network is engaged in the sale of health care and household products through its online platform in the PRC.

Kun Peng International Holding Limited

Kun Peng International Holding Limited (“KP International”) was incorporated in the British Virgin Islands on April 20, 2021. KP International is a holding company and entered into a Bought and Sold Note with Kunpeng (China) Industrial Development Company Limited (“KP Industrial”), incorporated in Hong Kong on August 11, 2017, at a cash consideration of $0.129 (HK$1) on May 3, 2021. After the ownership transfer, it became a sole shareholder of KP Industrial.

On May 17, 2021, it entered into the Share Exchange Agreement with CX Network Group, Inc. and the members of KP International to acquire all the issued and outstanding capital of KP International in exchange for the issuance of CX Network Group Inc. to those members (“Reverse Acquisition”). After the Reverse Acquisition, KP International became a wholly-owned subsidiary of CX Network on May 17, 2021.

Kunpeng (China) Industrial Development Company Limited

Kunpeng (China) Industrial Development Company Limited (“KP Industrial”) was incorporated as a limited liability company in Hong Kong under the name of Jing Jin Ji Investment Group Co., Limited (“Jing Jin Ji”) on August 11, 2017. The share capital of KP Industrial is 10,000 ordinary shares at $1,292 (HKD10,000) and was wholly owned by an individual. On November 9, 2018, Jing Jin Ji changed its name to “Kunpeng (China) Industrial Development Company Limited” and filed a Certificate of Change of Name with the Hong Kong Company Registry on the same day. Although it was incorporated in 2017, it did not commence operations until July 2020 as it focused on exploring business opportunities in its initial phrase and developing our online mobile application, King Eagle Mall, through its subsidiary, King Eagle (China) Co., Ltd. It became a wholly owned subsidiary  of KP International on May 3, 2021.

King Eagle (China) Co., Ltd.

King Eagle (China) Co., Ltd. (“King Eagle (China)”) was incorporated as a limited liability company in Beijing Economic Technological Development Zone in the People’s Republic of China (“the PRC”) on March 20, 2019 with a registered capital of approximately $15 million (RMB100 million). King Eagle (China) was a wholly owned  subsidiary of KP Industrial at the time of establishment. KP Industrial transferred its approximately $2.2 million (RMB 15 million) or 15% to Guoxin Ruilian Group Co., Ltd., a limited liability company incorporated in Beijing, the PRC, on November 2, 2020.

On March 26, 2021, Guoxin Ruilian Group Co., Ltd entered into equity transfer agreements with KP Industrial and Guoxin Zhengye. Both Guoxin Ruilian Group Co., Ltd and Guoxin Zhengye are wholly owned by a common shareholder, Guoxin United Holdings Group Co., Ltd. Under the agreements, Guoxin Ruilian Group Co., Ltd agreed to transfer its 8% of its ownership in King Eagle (China) to Guoxin Zhengye and the remaining 7% ownership in King Eagle (China) to KP Industrial on April 20, 2021. After the transfer, KP Industrial and Guoxin Zhengye became the 92% and 8% shareholders of King Eagle (China), respectively.

 Some of the business engaged in by King Eagle (Tianjin) is restricted or prohibited for foreign investment under PRC regulations. As such, King Eagle (China) has entered into the VIE Agreements with King Eagle (Tianjin) and their shareholders.  We do not own any equity interests in King Eagle (Tianjin), but control and receive the economic benefits of their respective business operations through the VIE Agreements.  The VIE Agreements enable us to provide King Eagle (Tianjin) with consulting services on an exclusive basis, in exchange for all of its annual profits, if any. In addition, we are able to appoint its senior executives and approve all matters requiring approval of its shareholders. The VIE Agreements are comprised of a Consulting Service Agreement, Business Operation Agreement, Proxy Agreement, Equity Disposal Agreement, and Equity Pledge Agreement which are described in further detail under “Contractual Arrangements” below.

Under current Chinese laws and regulations, we believe that the VIE Agreements are not subject to any government approval. The shareholders of King Eagle (Tianjin) were required to register with SAFE when they established offshore vehicles to hold KP International, and such SAFE registration was effected on May 14, 2021. These shareholders of King Eagle (Tianjin) will have to register their equity pledge arrangement as required under the Equity Pledge Agreement with King Eagle (China) (see “Contractual Arrangements” below).

King Eagle (Tianjin) Technology Co., Ltd.

King Eagle (Tianjin) Technology Co., Ltd. (“King Eagle (Tianjin)”) was incorporated as a limited liability company in Tianjin Pilot Free Trade Zone in the People’s Republic of China on September 2, 2020 with a registered capital of approximately $1.5 million (RMB 10 million). It is owned by multiple individuals: Chengyuan Li, 51%, Jinjing Zhang, Wanfeng Hu, Cuilian Liu, Zhizhong Wang (each of them owns 6%), Zhandong Fan, Yanlu Li, Yuanyuan Zhang, Xiangyi Mao and Hui Teng (each of them owns 5%). Those shareholders also indirectly own KP International through two British Virgin Islands entities: Kunpeng Tech Limited and Kunpeng TJ Limited. Additionally, out of these stakeholders, four of them are the director and executives of KP International which include: Chenyuan Li, Director, Xiangyi Mao, Chief Executive Officer, Yuanyuan Zhang, Chief Financial Officer and Yanlu Li, Vice President.

The following diagram illustrates our corporate structure as of the date of this Report:

(1)	Consulting Service Agreement
(2)	Business Operation Agreement
(3)	Proxy Agreement
(4)	Equity Disposal Agreement
(5)	Equity Pledge Agreement

Contractual Arrangements

While we do not have any equity interest in our consolidated affiliated entities, we have been and are expected to continue to be dependent on them to operate our business as long as there is limitation or prohibition in the interpretation and application by local governments of regulations concerning foreign investments in companies such as our consolidated affiliated entities.  We rely on our consolidated affiliated entities to maintain or renew their respective qualifications, licenses or permits necessary for our business in China. We believe that under the VIE Agreements, we have substantial control over our consolidated affiliated entities and their respective shareholders to renew, revise or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable us to continue to operate our business in China after the expiration of the current arrangements, or pursuant to certain amendments and changes of the current applicable PRC laws, regulations and rules on terms that would enable us to continue to operate our business in China legally. While we currently do not anticipate any changes to PRC laws in the near future that may impact our ability to carry out our business in China, no assurances can be made in this regard. See “Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” and “Risk Factors—Risks Related to Doing Business in China—Uncertainties with respect to the PRC legal system could adversely affect us.” For a detailed description of the risks associated with our corporate structure and the contractual arrangements that support our corporate structure, see “Risk Factors—Risks Related to Our Corporate Structure.”

The following is a summary of the VIE Agreements among King Eagle (China), King Eagle (Tianjiin), and their stockholders.

On May 15, 2021, King Eagle (China) Co., Ltd. (“King Eagle (China)”) and the shareholders of King Eagle (Tianjin) Technology Co., Ltd. (“King Eagle (Tianjin)”) entered into a series of contractual agreements for King Eagle (Tianjin) to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of certain Exclusive Consulting Service Agreement dated May 15, 2021, between King Eagle (China) and King Eagle (Tianjin) (the “Consulting Service Agreement”), King Eagle (China) is the exclusive consulting service provider to King Eagle (Tianjin) to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees technical training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after King Eagle (Tianjin)’s profit before tax in the corresponding year deducts King Eagle (Tianjin)’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. King Eagle (Tianjin)agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from King Eagle (China). In addition, King Eagle (China) may transfer its rights and obligations under the Consulting Service Agreement to King Eagle (China)’s affiliates without King Eagle (Tianjin)’s consent, but King Eagle (China) shall notify King Eagle (Tianjin) of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by King Eagle (China) unless terminated by King Eagle (China) unilaterally prior to the expiration.

The foregoing summary of the Consulting Service Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Consulting Service Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Business Operation Agreement

Pursuant to the terms of certain Business Operation Agreement dated on May 15, 2021, among King Eagle (China), King Eagle (Tianjin)and the shareholders of King Eagle (Tianjin) (the “Business Operation Agreement”), King Eagle (Tianjin) has agreed to subject the operations and management of its business to the control of King Eagle (China). According to the Business Operation Agreement, King Eagle (Tianjin) is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the King Eagle (China)’s written approval. The shareholders of King Eagle (Tianjin) and King Eagle (Tianjin) will take King Eagle (China) 's advice on appointment or dismissal of directors, employment of King Eagle (Tianjin)’s employees, regular operation, and financial management of King Eagle (Tianjin). The shareholders of King Eagle (Tianjin) have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of King Eagle (Tianjin) to King Eagle (China) without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of King Eagle (China) prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by King Eagle (China) with a 30-day written notice.

The foregoing summary of the Business Operation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Business Operation Agreement, which is filed as Exhibit 10.2 to this Form 8-K.

Proxy Agreement

Pursuant to the terms of the Proxy Agreement dated on May 15, 2021, among King Eagle (China), and the shareholders of King Eagle (Tianjin) (the “Proxy Agreement”), the shareholders of King Eagle (Tianjin) have entrusted their vote rights as King Eagle (Tianjin)’s shareholders to King Eagle (China) for the longest duration permitted by PRC law. The Proxy Agreement can be terminated by mutual consents of King Eagle (Tianjin) Shareholders and King Eagle (China) or upon a 30-day notice of King Eagle (China).

The foregoing summary of the Proxy Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Proxy Agreement, which is filed as Exhibit 10.3 to this Form 8-K.

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated on May 15, 2021, among King Eagle (China), King Eagle (Tianjin), and the shareholders of King Eagle (Tianjin) (the “Equity Disposal Agreement”), the shareholders of King Eagle (Tianjin) granted King Eagle (China) or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase King Eagle (Tianjin)’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at King Eagle (China)’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of King Eagle (Tianjin) agreed to give King Eagle (Tianjin) the total amount of the exercise price as a gift, or in other methods upon King Eagle (China)’s written consent to transfer the exercise price to King Eagle (Tianjin). The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of King Eagle (China).

The foregoing summary of the Equity Disposal Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Disposal Agreement, which is filed as Exhibit 10.4 to this Form 8-K.

Equity Pledge Agreement

Pursuant to the terms of certain Equity Pledge Agreement dated on May 15, 2021, among King Eagle (China) and the shareholders of King Eagle (Tianjin) (the “Pledge Agreement”), the shareholders of King Eagle (Tianjin) pledged all of their equity interests in King Eagle (Tianjin)to King Eagle (China), including the proceeds thereof, to guarantee King Eagle (Tianjin)’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If King Eagle (Tianjin) or its shareholders breach its respective contractual obligations under any Agreement, or cause to occur one of the events regards as an event of default under any Agreement, King Eagle (China), as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in King Eagle (Tianjin). During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without King Eagle (China)’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

The foregoing summary of the Equity Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Equity Pledge Agreement, which is filed as Exhibit 10.5 to this Form 8-K.

The principal executive office of our operations is located a Unit 2702, 27th Floor, Building T1, Han's Plaza, No. 2 Ronghua South Road, Beijing Economic and Technological Development Zone, Beijing, PRC. The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

Our Business

A vast majority of people in the PRC are in a sub-healthy state and the number of chronic diseases increased significantly each year. Based on the governmental statistics on the healthiness of the people in the PRC, approximately:

70% of Chinese are at risk of death from overwork

76% of white-collar workers are in a sub-health state

23% of Chinese people have chronic diseases

120 million fatty liver patients

121 million people with diabetes

200 million people with dyslipidemia (including hyperlipidemia)

420 million hypertensive population

507 million overweight and obese people

One person has cancer in 10 seconds

One person has diabetes in 30 seconds

At least one person died of cardiovascular disease in 30 seconds

Chronic disease mortality accounted for 86%

22% of middle-aged and elderly deaths are due to cardiovascular and cerebrovascular diseases

A Fundamental Public Health Regulation of the PRC was passed in December 2019 which intended to promote the public health and hygiene awareness and improve the medical care system. The regulation particularly focuses on promoting preventive care measures, strengthening non-medical health nourishment, reducing the number of incidence of diseases and developing a healthy China 2030. An investment in preventive care measures can significantly lower the cost of medical care and treatment.

Since the global health issue and pandemic, people have increased their health and nutrition consciousness. King Eagle (China) believes preventive care is the most effective investment in health. Based on the statistics performed by Euromonitor, China Health Care Association, Prospective Industry Research Institute, the market size of health care products in China is as follows:

In the most recent years, e-commerce has developed rapidly in the PRC and management believes that we are in a new era of e-commerce with additional characteristics of sharing economy, offline support and social interaction evolving. We believe the rise of social e-commerce will positively impact the development of our health care business.

To promote the awareness of preventive care to the vast population of the people in the PRC, we serve intend to serve our customers through our mobile (King Eagle Mall) and physical (Smart Kiosk) platforms.

King Eagle Mall

We developed and launched a mobile social e-commerce platform, King Eagle Mall, which promotes preventive health care products and services as our core business. It adopts the S2B2C business model and integrates many major health care products and services.

The three cores and six features that we are developing through the King Eagle Mall are:

Core 1: Integration of resources in the health care industry

Feature 1	Closed-loop supply chain	Compared with the traditional B2B and B2C marketing models, the mobile application, King Eagle Mall, has a more scientific marketing layout without stocking of inventory and capital investment. All the goods in demand are supported by upstream suppliers. Members can sell goods more flexibly, and the distribution of goods is promoted by the way of direct supply by manufacturers, which meets the needs of customers and promotes the increase in product sales. This complete closed-loop supply chain is more conducive to the rapid development of King Eagle (China) and enhance resource utilization.
Feature 2	S2B2C model perfectly provides three-terminal users with the most intuitive service and use value.	S2B2C is an innovative e-commerce model that can drive much greater value innovation than traditional models. This kind of innovation is reflected in S (supplier) and B (platform) working together to provide C (customer) with more thorough services. In other words, S empowers B and supports B to conduct product and service transactions with C, while B and C pass on their needs to S, so that S can better serve B and C, satisfying a wider group and achieving a larger demand channel.

Core 2: Personal health management

Feature 3	Combined with Smart Kiosk to enhance personal care service dimensions	Through our physical platform, Smart Kiosk, we create profiles for each member to record personal health data, and rely on big data analysis to prompt all aspects of health-related clothing, food, housing, transportation, and other daily living styles. For example, based on the member’s personal health background and medical history, the kiosk analyzes the health condition of the member and suggests types of health supplements, food, health-related products or health checking tools, etc, that are suitable for the member.
Feature 4	Connecting to health and wellness experience, improving service height.	Ecological + elderly care + healthy life style experience is an indispensable part of the health industry, and it is also a supply and demand gap that will inevitably appear in industrial development and economic development. For middle and high net worth groups, we provide different types of health and elderly life style experience environments. The Smart Kiosk APP provides full-cycle and full-view high-end services, so that there is a connection between health and living.

Core 3: Wealth value

Feature 5	Sharing Wealth	Health itself is wealth. King Eagle Mall is not just a comprehensive consumer docking platform, it is also a new channel to provide wealth for upstream supply chain enterprises and terminal members. Through the integrated platform, King Eagle (China) shares healthy life style with its members and meets different health needs of different members.
Feature 6	Quality of Life	To strengthen the concept of healthiness, King Eagle Mall will go deep into every corner of life in the future, providing members with more healthy choices in five aspects: clothing, food, home living, daily necessities and transportation, and guiding our members to lead a healthier and quality life.

The products focus on health-related products and services.  King Eagle Mall is designed to enable health-related products to be sold by us and by third partiess. King Eagle Mall’s products are divided into two sectors: self-operated products and selected products which promote preventive health care. Our teamscreens and examines products that are and will be offered both by us and affiliated merchants. Our major products include health care products such as dietary supplements, nutritional health foods, beauty cosmeceuticals, and other categories (for instance, milk powder, dried fruits) health foods for supporting the cardiovascular system, and bone joint health. We offer collagen peptides, probiotics and health foods for improving blood circulation and vein health, as well as household products which can promote and improve a healthier lifestyle of our members We receive customer orders and may arrange fulfillment with our merchants who are responsible for delivery arrangement or fulfill customer orders through our outsourced networks.

At the same time, we operate customer service centers with whom our members can directly communicate for any assistance related to product purchases, suggestions for health care products and services, and delivery logistics.

Smart Kiosk

We introduced “Smart Kiosk” with the support from the previous stakeholder of King Eagle (China), Guoxin Ruilian Group Co., Ltd (“Guoxin Ruilian”), wholly owned subsidiary of CITIC Group Corporation Ltd and a related party of Guoxin Zhengye. The construction of Smart kiosk was initiated and administered by Guoxin Ruilian Group Co., Ltd. After the completion of the construction of Smart Kiosk, Guoxin Ruilian Group Co., Ltd assigned its wholly-owned subsidiary, Guoxin Star Network Co., Ltd to cooperate with King Eagle (Tianjin) in development of Smart Kiosk. The Smart Kiosk is a physical platform which focuses on developing “small shop economy”. It is integrated with the King Eagle Mall which creates a “social, health and physical store” to provide people with a more professional and comprehensive preventive health care products and services. Smart Kiosk is a principal component of our business.

The smart service kiosk functions as a physical customer service center and community marketing for attracting customers, providing customer services, promoting our 500+ preventive health care and health related household products and introducing concepts of maintaining a healthy life. 5G internet connection is also available for our customers to connect to our online application, King Eagle Mall, so that our customers can access to King Eagle Mall and place orders of our products. We started the Smart Kiosk in Puyang City, Henan Province and Jingmen City, Hubei Province. As of March 31, 2021, we started establishing 50 Smart Kiosks in the City of Zhengzhou, in Henan Province, and in the City of Wuhan, in Hubei Province. In the future, we hope to deploy Smart Kiosks in 20 provinces across the PRC.

On March 31, 2021, King Eagle (Tianjin) entered into an agreement with Guoxin Star Network Co., Ltd., and was granted the right to operate 50 Smart Kiosks for five years starting in April 2021. King Eagle (Tianjin) is also entitled to the profit sharing from the operation of the Smart Kiosks. The operation of the Smart Kiosks can be administered in one of the three models:

●	Operation by King Eagle (Tianjin): The operation of Smart Kiosk is solely administered by King Eagle (Tianjin). Advertising, product promotion, human resources, product display and sales strategies are planned, established and operated by King Eagle (Tianjin). Profit sharing from the operation of Smart Kiosk is allocated between King Eagle (Tianjin) and the party who purchases the right-of-use of Smart Kiosks based on the mutually agreed terms.

●	Cooperative operation of health care and health related product suppliers: King Eagle (Tianjin) granted the right of use of Smart Kiosks to its product suppliers who sell their health care and health related household products on King Eagle Mall. The profit sharing is allocated between King Eagle (Tianjin) and those product suppliers based on the mutually agreed terms.

●	Franchise operation: Members of King Eagle Mall are granted the right-of-use of Smart Kiosks to run the business with the training, advertising, sales and marketing strategies provided by King Eagle (Tianjin). Profit sharing is allocated between King Eagle (Tianjin) and the members based on the mutually agreed terms.

Cooperation with Peking Union Lawke Center for Functional Medicine Co., Limited

Preventive health care focuses upon the relationship between genetics, environment, physiology, psychology, and lifestyle, to assist in addressing health and disease. Physical examinations assist in providing personalized solutions to eliminate the cause of the disease and treat and regulate functional changes, so to help patients overcome disease and lead healthier lives.

The partnership between King Eagle (China) and Peking Union Lawke Center for Functional Medicine Co., Limited, which was incorporated on September 2, 2013, focuses on health testing and consultation to help people take precautions before any diseases occur. The two parties jointly take "preventive treatment and preventive testing" as the core, based on user testing data in the King Eagle Mall, integrate global physician resources, and provide members and customers with integrated health conditioning, tracking management, high-level, personalized and convenient health and health care, testing, consulting and other services.

The two parties will work together to create a "social e-commerce + health + physical store" integration platform, using smart kiosks as the carrier to provide people with more professional and comprehensive health services. Functional medicine starts from the relationship between genetics, environment, physiology, psychology, and lifestyle, studying the decline of human function to pathological changes, and finally finding the root cause of the disease. Functional medicine offers comprehensive physical examinations and provides personalized solutions to the members to minimize their health risks and treat and regulate body functions.

 Sales and Marketing

We will and do engage in a variety of marketing activities intended to drive user traffic to our mobile application and give us the opportunity to introduce our products and services to prospective members. For our online mobile application, King Eagle Mall, we (i) pay various mobile app channels to broadcast our apps to raise awareness of our products and increase their ranking to attract new users, (ii) engage in self-promoting on social media, (iii) advertise our products via our cooperative public platforms, (iv) organize off-line experience events and activities; and (v) we enter into business alliance with various well-known regional and global health care product business partners and prestige health organizations such as Peking Union Lawke Center for Functional Medicine; (vi) we will provide health education on our official website: kp-china.com. With respect to our King Eagle Mall mobile application which we launched in September 2020, our marketing strategy focuses upon seeking well known network and platform providers to broadcast the products and services, improving the products and services to raise its ranking in app stores, and display advertising to increase the exposure to attract new users.

Our Customers

Our current and future customers mainly include individual members. As of March 31, 2021 and as of the date of this report, we had approximately 6,500 and 7,400 members, respectively.

Customer Service

Our call center and email support teams monitor our mobile applications as well as mobile application developed by other companies for fraudulent activity, assist members with billing questions, help members complete personal profiles and answer technical questions. Customer service representatives receive ongoing training in an effort to better personalize the experience for members and paying subscribers who call or email us and to capitalize on upselling opportunities.

Technology

Our internal product teams focused on the development and maintenance of products in addition to building and managing our software and hardware infrastructure. We intend to continue investing in the development of new products, such as mobile applications, and enhancing the efficiency and functionality of our existing products and infrastructure.

Our network infrastructure and operations are designed to deliver high levels of availability, performance, security and scalability in a cost-effective manner. We operate web and database servers co-located at a third-party data center facility in Beijing, PRC.

Our Competition

We operate in a highly competitive environment with minimal barriers to entry. We believe the primary competitive factors in creating a community on the Internet are functionality, brand recognition, reputation, critical mass of members, member affinity and loyalty, ease-of-use, quality of service and reliability. We compete with a number of large and small companies, including vertically integrated Internet portals and specialty-focused media companies that provide online and offline products and services to the online market we serve.

In 2019, the total size of China's social e-commerce market exceeded 2 trillion RMB, and the social e-commerce market based on the membership model was 363.26 billion RMB in 2019, accounting for about 18% of social e-commerce.

King Eagle (China)’s competitors mainly come from social e-commerce platforms, including Pinduoduo (based on the group buying model), Weimeng (providing services for micro-businesses),Taobao, JD, etc.

We believe our ability to compete depends upon many factors both within and beyond our control, including the following:

●	the size and diversity of our member and paying subscriber bases;

●	the timing and market acceptance of our apps, including the developments and enhancements to those apps and features relative to those offered by our competitors;

●	customer service and support efforts;

●	selling and marketing efforts; and

●	our brand strength in the marketplace relative to our competitors.

Competitive advantage

Experienced management:

King Eagle (China) acquired talents in developing its online and offline platforms, creating business models, marketing, managing, from multi-national corporations, public companies and prestige universities.

Cooperation with the well-known regional and global prestige health care products business partners and health care organizations:

We are cooperating with Peking Union Lawke Center for Functional Medicine for the launch of self-checking tools such as vitamin D level assessment, mucosal immune function assessment, food intestinal allergy testing. Peking Union Lawke Center for Functional Medicine has obtained international standards ISO15189 certification and is supported by other prestigious medical organizations such as Genova Diagnostics, Peking Union Medical College, Shanghai Jiaotong University, East China Institute of Life Science, Peking University, Institute of Microbiology, Tsinghua University Internet Industry Research Institute. Through the smart kiosk and our cooperation with Peking Union Lawke Center for Functional Medicine we provide people with more professional and comprehensive health services. The cooperation between King Eagle (China) and Peking Union Lawke Center for Functional Medicine will focus on health testing and consultation to help people take precautions before health problems occur, and to assist them in maintaining a healthy life. The two parties jointly take "preventive treatment and preventive testing" as the core, based on user testing data, integrate global physician resources, and provide members and customers with integrated health conditioning, tracking management, high-level, personalized and convenient health and health care, testing, consulting and other services.

Shared resources from our stakeholder:

Guoxin Ruilian Group Co., Ltd, a wholly-owned subsidiary of CITIC Group Corporation Ltd which was formed in 1979 and was formerly the China International Trust Investment Corporation, acquired a 15% ownership of King Eagle (China) on November 2, 2020. With the expertise, technology innovations and resources provided by Guoxin Ruilian Group., Ltd, we started our first Smart Kiosk project in Puyang City, Henan Province. We also started the construction of Smart Kiosks in Henan and Hubei Provinces. Guoxin Ruilian plans to invest approximately $71 million (RMB 500 million) in constructing 850 smart kiosks in Hubei province, and under the terms of our agreement with Guoxin Ruilian Group Co., Ltd. we have the right to select the location for and operate the Smart Kiosks opened in Hubei Province.

Government support:

A Fundamental Public Health Regulation of the PRC was passed in December 2019 which intended to promote the public health and hygiene awareness and improve the medical care system. The regulation particularly focuses on promoting preventive care measures, strengthening non-medical health nourishment, reducing the number of incidence of diseases and developing a healthy China 2030.

The State Council has initiated Pilot Free Trade Zone Plan (“the Plan”) in Beijing, Hunan Province, Anhui and Zhejiang province on September 21, 2020. The Plan provides that the free trade zone area in Beijing is approximately 120 square kilometers and is divided into three major sections:

●	31.85 square kilometers for technology innovation area

This zoning includes 21.59 square kilometers of Zhongguancun Science City and 10.26 square kilometers of usable industrial space around Beijing Life Science Park. This area focuses on the development of a new generation of information technology, biology and health, science and technology services and other industries, a global venture capital center, and a pilot demonstration zone for scientific and technological system reform.

●	48.34 square kilometers for International business service area

This area includes 28.5 square kilometers of usable industrial space around Capital International Airport, 4.96 square kilometers of Beijing CBD, 2.96 square kilometers of Jinzhan International Cooperation Service Area, and 10.87 square kilometers of usable industrial space around the city's sub-central Canal Business District and Zhangjiawan Design Town. This zoning focuses on the development of digital trade, cultural trade, business conventions and exhibitions, medical and health, international delivery logistics and cross-border finance.

●	39.49 square kilometers for high-end industrial area:

This section includes 10.36 square kilometers of usable industrial space on the west side of Daxing International Airport and 27.83 square kilometers of Beijing Economic and Technological Development Zone. It focuses on the development of industries such as business services, international finance, cultural creativity, biotechnology, and general health care.

Since King Eagle (China) established its business in Beijing Free Trade Zone, the development of King Eagle (China) is supported by the facilities established by of the Plan as well as is entitled to lower customs and tax rate for its business which reduces the cost of its operations.

Our Intellectual Property

We rely on a combination of intellectual property rights, including trade secrets, copyrights, trademarks and domain names, as well as contractual restrictions to protect intellectual property and proprietary technology owned or used by us.

All of our employees have entered into standard employment agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during their terms of employment with us and thereafter and to assign to us their inventions, technologies and designs they develop during their term of employment with us.

We developed our online platform “King Eagle Mall”, of which we own the copyright. The software platform was placed in service in September 2020 and offers a variety of preventive health care products and services to our members. The platform provides upstream supply chain of the preventive health care products and downstream health care analysis and advices to our members.

We also developed our business trademarks. In order to protect our intellectual property rights, we have submitted applications to register our trademarks in the PRC , including without limitation the following:

		Trademark
Country/Area	Trademark	number	Classes
PRC		50366519	43
PRC		50368216	9
PRC		50371272	16
PRC		50373087	37
PRC		50374965	9
PRC		50374979	16
PRC		50375007	37
PRC		50392663	43

We regard our patents and software copyrights important to our success and our competitive position.

We did not incur any research and development expenses from inception to date through September 30, 2020 and for the six months ended March 31, 2021.

Regulations

Because all of our operating entities are located in the PRC, we are regulated by the national and local laws of the PRC. This section summarizes the major PRC regulations relating to our business.

Regulations Regarding Foreign Investment

The Catalogue of Industries for Encouraged Foreign Investment (2020 Edition)(the "Encouraging Catalogue") was jointly promulgated by the NDRC and the MOFCOM on 27 December 2020, and it came into effect on 27 January 2021. The Special Administrative Measures for Access of Foreign Investment (Negative List)(2020 Edition) (the"2020 Negative List") was jointly promulgated on 23 June 2020 and took effect on 23 July 2020. The Encouraging Catalogue and the 2020 Negative List categorizes the industries into three categories, including "encouraged", "restricted" and "prohibited". All industries that are not listed under one of "encouraged", "restricted" or "prohibited" categories are deemed to be "permitted". The Encouraging Catalogue and the 2020 Negative List are subject to review and update by the Chinese government from time to time.

Regulation Regarding Foreign Exchange Registration of Offshore Investment by PRC

Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or Circular 37, issued by SAFE and effective in July 4, 2014, regulates foreign exchange matters in relation to the use of special purpose vehicles, or SPVs, by PRC residents or entities to seek offshore investment and financing and conduct round trip investment in China.

Circular 37 and other SAFE rules require PRC residents, including both legal and natural persons, to register with the local banks before making capital contribution to any company outside of China (an “offshore SPV”) with onshore or offshore assets and equity interests legally owned by PRC residents. In addition, any PRC individual resident who is the stockholder of an offshore SPV is required to update its registration with the local banks with respect to that offshore SPV in connection with change of basic information of the offshore SPV such as its company name, business term, the shareholding by individual PRC resident, merger, division and with respect to the individual PRC resident in case of any increase or decrease of capital in the offshore SPV, transfer of shares or swap of shares by the individual PRC resident. Failure to comply with the required SAFE registration and updating requirements described above may result in restrictions being imposed on the foreign exchange activities of the PRC subsidiaries of such offshore SPV, including increasing the registered capital of, payment of dividends and other distributions to, and receiving capital injections from the offshore SPV. Failure to comply with Circular 37 may also subject the relevant PRC residents or the PRC subsidiaries of such offshore SPV to penalties under PRC foreign exchange administration regulations for evasion of applicable foreign exchange restrictions.

Regulations Regarding Foreign Exchange

Under the Foreign Currency Administration Rules promulgated in 1996 and revised in 1997 and 2008 and various regulations issued by SAFE and other relevant PRC government authorities, RMB is convertible into other currencies without prior approval from SAFE only to the extent of current account items, such as trade related receipts and payments, interest and dividends and after complying with certain procedural requirements. The conversion of RMB into other currencies and remittance of the converted foreign currency outside PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local office. Unless otherwise approved, domestic enterprises must convert all of their foreign currency proceeds into RMB.

On August 29, 2008, SAFE promulgated Circular 142 which regulates the conversion by a foreign-funded enterprise of foreign currency into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of Circular 142. Under Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 and Circular 45 could result in severe penalties, such as heavy fines as set out in the relevant foreign exchange control regulations. On July 4, 2014, SAFE promulgated SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014. However, SAFE Circular 36 continues to prohibit foreign-invested enterprises from directly or indirectly using the Renminbi converted from their foreign exchange capitals for purposes beyond its business scope. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replace both Circular 142 and Circular 36 on June 1, 2015. Circular 36 allows enterprises established within the pilot areas to use their foreign exchange capitals to make equity investment and removes certain other restrictions provided under Circular 142 for these enterprises. Circular 19 will remove those restrictions for all foreign-invested enterprises established in the PRC. However, both Circular 36 and Circular 19 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

On June 9, 2016, SAFE promulgated Circular 16, which provides an integrated standard for converting foreign exchange under capital account items (including but not limited to foreign exchange capital and foreign debts) on a discretionary basis which applies to all enterprises registered in the PRC. The Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, and such converted Renminbi shall not be provided as loans to its non-affiliated entities, except where it is expressly permitted in the business license.

Taxation

PRC Enterprise Income Tax

The PRC Enterprise Income Tax Law, or EIT Law, and its implementation rules provide that from January 1, 2008, a uniform income tax rate of 25% is applied equally to domestic enterprises as well as foreign investment enterprises.

The EIT Law and its implementation rules provide that a withholding tax at the rate of 10% is applicable to dividends and other distributions payable by a PRC resident enterprise to investors who are “non-resident enterprises” (that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant dividend or other distribution is not effectively connected with the establishment or place of business). However, pursuant to the Arrangement between the Mainland and Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income effective on December 8, 2006, the withholding tax rate for dividends paid by a PRC resident enterprise is 5% if the Hong Kong enterprise is determined by the competent tax authority in the PRC to have satisfies the relevant conditions and requirements under the applicable laws ; otherwise, the dividend withholding tax rate is 10%. According to the Notice of the PRC State Administration of Taxation on Issues relating to the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009 and effective on the same day, the corporate recipient of dividends distributed by PRC enterprises must satisfy the direct ownership thresholds at all times during the 12 consecutive months preceding the receipt of the dividends. However, if a company is deemed to be a pass-through entity rather than a qualified owner of benefits, it cannot enjoy the favorable tax treatments provided in the tax arrangement. In addition, if transactions or arrangements are deemed by the relevant tax authorities to be entered into mainly for the purpose of enjoying favorable tax treatments under the tax arrangement, such favorable tax treatments may be subject to adjustment by the relevant tax authorities in the future.

Business Tax and Value-added Tax

Pursuant to the Temporary Regulations on Business Tax, which were promulgated by the State Council on December 13, 1993 and effective on January 1, 1994, as amended on November 10, 2008 and effective January 1, 2009, any entity or individual conducting business in a service industry is generally required to pay business tax at the rate of 5% on the revenues generated from providing such services.

In March 2016, the Ministry of Finance and SAT jointly issued the Pilot Program of Replacing Business Tax with Value-Added Tax (“VAT”) in an All-round Manner, or Circular 36, effective from May 2016, according to which PRC tax authorities have started imposing VAT on revenues from various service sectors, including real estate, construction, financial services and insurance, as well as other lifestyle service sectors, replacing the business tax replacing the business tax that co-existed with VAT for over 20 years. According to Provisional Regulations on VAT of the PRC and its detailed rules for the Implementation, organizations and individuals engaging in the sale of goods or processing, repair and assembly services, the sale of services, intangible assets, immovables and importation of goods in the PRC shall be taxpayers of VAT, and shall pay VAT pursuant to these regulations.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Other than regular business licenses that we have already obtained, there is no special license or permit required for us to engage in the current businesses under PRC laws and regulations.

Any company that conducts business in the PRC must have a business license that covers the scope of the business in which such company is engaged. Following the Share Exchange, we conduct our business through our control of KP International. Each of King Eagle (China) and King Eagle (Tianjin) holds a business license that covers its present business.

The business license of King Eagle (China) was issued on April 20, 2021. The scope of registered business of King Eagle (China) includes technology development, technology promotion, technology transfer, technology consulting, technical services; real estate development; organizing cultural and artistic exchange activities (excluding performances); renting commercial houses; catering management; undertaking exhibition activities; literary creation; design, production, and agency, advertising; economic and trade consulting; business management consulting; corporate planning; conference services; photography services; etiquette services; translation services; product design; computer animation design; packaging and decoration design; computer graphic design and production; wholesale and retail daily necessities, computers, software and auxiliary equipment, stationery, handicrafts, electronic products; sales of medical equipment class I, medical equipment class II; goods import and export, technology import and export, agent import and export (involving quota license management, special regulations relevant national regulations); wholesale and retail food; road cargo transportation; sales of Class III medical devices.

The business license of King Eagle (Tianjin) was issued on April 16, 2021. The scope of registered business of King Eagle (Tianjin) includes (i)General items: technical services, technology development, technical consultation, technical exchanges, technology transfer, technology promotion; data processing services; software development; organizing cultural and artistic exchange activities; non-residential real estate leasing; conference and exhibition services; catering management; literary creation; advertising production; Advertising design and agency; advertising publishing (non-radio, television, newspaper publishing units); information consulting services (excluding licensing information consulting services); information technology consulting services; marketing planning; photographic expansion services; etiquette services; translation services ; Professional design services; camera and video production services; film production services; graphic design and production; daily necessities sales; Computer software, hardware and auxiliary equipment wholesale; computer software, hardware and auxiliary equipment retail; software sales; stationery retail; stationery wholesale; arts and crafts and collectibles wholesale (except ivory and its products); arts and crafts and collectibles retail ( (Except ivory and its products); electronic product sales; technology import and export; goods import and export; import and export agency; food business (sales of pre-packaged food); second-class medical device sales; first-class medical device sales; (ii) Licensed items: road cargo transportation (excluding dangerous goods); packaging and decoration printed matter printing; real estate development and operation; the first type of value-added telecommunications business; the second type of value-added telecommunications business; the production and operation of radio and television programs; third-class medical device operation.

Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements. However, there are certain differences between PRC accounting standards and regulations and U.S. generally accepted accounting principles, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

In addition, under the EIT Law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, which became effective on December 8, 2006, and the Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which became effective on April 1, 2018, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion

Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008 and amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

Our standard employment contract complies with the requirements of the Employment Contract Law and its implementing regulations. We have entered into written employment contracts with all of our employees.

Pursuant to the PRC Labor Law and the PRC Labor Contract Law, employers must execute written labor contracts with full-time employees. All employers must comply with local minimum wage standards. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

In addition, according to the PRC Social Insurance Law and Administration Measures on Housing Fund, employers like our PRC subsidiaries in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing funds

Employees

Currently we have a total of 37 employees and all are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
IT	7
Finance	3
Sales and Marketing	9
Human Resources	3
Operations	7
General and Administrative	8
Total	37

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this report before deciding to invest in our common stock.

 Risks Related to Our Business

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to raise additional funds and implement its business plan.

The interim condensed consolidated financial statements and the audited consolidated financial statements of KP International included in this report include a paragraph that indicates that they were prepared assuming that we would continue as a going concern. As of March 31, 2021, KP International incurred a working capital deficit , $1,332,458 and a comprehensive loss of $653,063 and a positive operating cash flow of $389,620. As of September 30, 2020, KP International incurred a working capital deficit was $617,071, a comprehensive loss of $215,659 and a positive operating cash flow of $207,407. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash and loans from our offices and controlling stockholders to operate our business, and estimates that additional capital will be necessary to support our operations and growth.

We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

KP International incurred a net loss of $645,078 during the six months ended March 31, 2021 and $208,771 during the period from its inception through September 30, 2020. We have generated very limited revenue. Our current operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. Our ability to achieve profitability depends on the competitiveness of our products and services as well as our ability to control costs and to provide new products and services to meet the market demands and attract new customers. Due to the numerous risks and uncertainties associated with the development of our business, we cannot guarantee that we may be able to achieve profitability in the short-term or long-term. Management is currently seeking additional funds, primarily through the issuance of equity securities for cash and loans from our offices and controlling stockholders to operate our business, and estimates that additional capital will be necessary to support our operations and growth.

We have a limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

Our operating entity and VIE, King Eagle (China) and King Eagle (Tianjin) commenced their operations in March 2019 and September 2020, respectively. As a result of our limited operating history, our ability to accurately forecast our future operating results is limited and subject to a number of uncertainties. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties (which we use to plan our business) are incorrect or changed due to changes in our markets, or if we do not address these risks and uncertainties successfully, our operating and financial results could differ materially from our expectations, and our business could suffer.

The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The market for health care and household products and services is fragmented, rapidly evolving and highly competitive, with relatively low barriers to entry for certain applications and services. Some of our competitors may enjoy better competitive positions in certain geographical regions or user demographics that we currently serve or may serve in the future. We expect competition in the online personals business to continue to increase because there are no substantial barriers to entry. We believe our ability to compete depends upon many factors both within and beyond our control, including the following:

●	the size and diversity of our member and paying subscriber bases;

●	the timing and market acceptance of our apps, including the developments and enhancements to those apps and features relative to those offered by our competitors;

●	customer service and support efforts;

●	selling and marketing efforts; and

●	our brand strength in the marketplace relative to our competitors.

We compete with traditional health care and household product retailers. We also compete with a number of large and small companies, including internet portals and specialty-focused media companies that provide online and offline products and services to the markets we serve. Our principal mobile-based social e-commerce competitors include Pinduoduo (based on the group buying model), Weimeng (providing services for micro-businesses),Taobao, JD. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to respond more quickly than we can to new or emerging technologies and changes in customer preferences. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies that may allow them to build larger member and paying subscriber bases than ours. Our competitors may develop products or services that are equal or superior to our products and services or that achieve greater market acceptance than our products and services. These activities could attract members and paying subscribers away from our websites and reduce our market share.

In addition, current and potential competitors are making, and are expected to continue to make, strategic acquisitions or establishing cooperatives and, in some cases, establishing exclusive relationships with significant companies or competitors to expand their businesses or to offer more comprehensive products and services. To the extent that these competitors or potential competitors establish exclusive relationships with major portals, search engines and Internet Service Providers, or ISPs, our ability to reach potential members through online advertising may be restricted. Any of these competitors could cause us difficulty in attracting and retaining members and converting members into paying subscribers and could jeopardize our existing affiliate program and relationships with portals, search engines, ISPs and other online properties.

If we fail to stay current with new technologies and trend in online dating and mobile gaming, our applications could become obsolete

We incur significant costs for research and development not only for the creation of new applications, but also for ensuring that our current applications will be compatible with new technologies. If our research and development team fail to upgrade our applications to stay current with new technologies or add new features that are popular for online dating and mobile gaming, our applications could become obsolete, which could result in a material adverse impact on our business and results of operations.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our management, marketing and technical personnel. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. As China is building its powerful technology industry and enhancing its market-oriented economic system, competition for talents becomes increasingly fierce. Many of our potential competitors have greater financial, personnel, technical, manufacturing, marketing, sales and other resources than we do. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

We may not be able to manage our expansion of operations effectively.

We are in the process of developing our business in order to meet the potentially increasing demand for our future products, as well as capture new market opportunities. Our current business operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase service capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers and other third parties. Currently, we only have thirty-seven employees. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We also will need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investment. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after-tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements.

However, there are certain differences between PRC accounting standards and regulations and U.S. GAAP, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

Risks Relating to our Commercial Relationship with VIE(s)

PRC laws and regulations governing our businesses and the validity of certain of our Contractual Arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, value added telecommunications and certain other businesses in which we are engaged or could be deemed to be engaged. Consequently, we conduct certain of our operations and businesses in the PRC through our VIE(s). The Contractual Arrangements give us effective control over King Eagle (Tianjin) and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate its financial results in our results of operations. Although the structure we have adopted is s commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

We have been advised by our PRC counsel that the ownership structures of our PRC subsidiary and our VIE(s) in China do not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between King Eagle (China), King Eagle (Tianjin) and its equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect. However, our PRC counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

CX Network, KP International, KP Industrial are considered foreign investors or foreign invested enterprises under PRC law. As a result, CX Network, KP International and KP Industrial are subject to certain limitations under PRC law on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our VIE(s) or otherwise separate from them and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIE(s) in our consolidated financial statements. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our arrangements with the VIE(s) and their shareholders may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore which could have an adverse effect on our income and expenses.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or VIE(s) or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our VIE(s), may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that our agreements with the VIE(s) and their shareholders were not entered into based on arm’s length negotiations. As a result, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

Our current corporate structure and business operations may be substantially affected by the newly enacted Foreign Investment Law.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which took effect on January 1, 2020. Since it is relatively new, substantially uncertainties exist in relation to its interpretation and implementation. The Foreign Investment Law does not explicitly classify whether variable interest entities that are controlled through contractual arrangements would be deemed as foreign invested enterprises if they are ultimately “controlled” by foreign investors. However, it has a catch-all provision under definition of “foreign investment” that includes investments made by foreign investors in China through other means as provided by laws, administrative regulations or the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions of the State Council to provide for contractual arrangements as a form of foreign investment, at which time it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment in the PRC and if yes, how our contractual arrangements should be dealt with.

  The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for Foreign Investment Access jointly promulgated by MOFCOM and the NDRC and took effect in July 2020. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. If our control over our VIE through contractual arrangements are deemed as foreign investment in the future, and any business of our VIE is “restricted” or “prohibited” from foreign investment under the “negative list” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, the contractual arrangements that allow us to have control over our VIE may be deemed as invalid and illegal, and we may be required to unwind such contractual arrangements and/or restructure our business operations, any of which may have a material adverse effect on our business operation.

 Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our VIE(s) to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIE(s).

If we had direct ownership of the VIE(s), we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our VIE(s) and their equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the VIE(s) at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our VIE(s) or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our VIE(s) or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our VIE(s) or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such VIE(s) or their equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

Risk Related to Doing Business in China

Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business and operations.

We conduct substantially all our business operations in China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. China’s economy differs from the economies of developed countries in many aspects, including the level of development, growth rate and degree of government control over foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past 30 years, the growth has been uneven across different regions and periods and among various economic sectors in China. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on its business and results of operations.

The PRC government exercises significant control over China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. Certain measures adopted by the PRC government may restrict loans to certain industries, such as changes in the statutory deposit reserve ratio and lending guidelines for commercial banks by the People’s Bank of China. These current and future government actions could materially affect our liquidity, access to capital, and ability to operate our business.

The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. Since 2020 due to the global pandemic, growth of the Chinese economy has slowed down. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, any stimulus measures designed to boost the Chinese economy, may contribute to higher inflation, which could adversely affect our results of operations and financial condition. See “—Future inflation in China may inhibit our ability to conduct business in China.”

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiary is generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The enforcement of the PRC labor contract law may materially increase our costs and decrease our net income.

China adopted a new Labor Contract Law, effective on January 1, 2008, and issued its implementation rules, effective on September 18, 2008. The Labor Contract Law and related rules and regulations impose more stringent requirements on employers with regard to, among others, minimum wages, severance payment and non-fixed-term employment contracts, time limits for probation periods, as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the Labor Contract Law and its implementation rules and regulations, and the lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. In particular, compliance with the Labor Contract Law and its implementation rules and regulations may increase our operating expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules and regulations may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, and could result in a material decrease in our profitability.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

Currently, all of our revenues are settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

The PRC government may issue further restrictive measures in the future.

We cannot assure you that the PRC’s government will not issue further restrictive measures in the future. The PRC government’s restrictive regulations and measures could increase our operating costs in adapting to these regulations and measures, limit our access to capital resources or even restrict our business operations, which could further adversely affect our business and prospects.

If our PRC subsidiary or consolidated affiliated entity are found incompliant with the employment and social security, taxation, marketing, tele-communication or other rules of China, they may face penalties imposed by the PRC government.

Our PRC subsidiary and consolidated affiliated entity failed to strictly comply with PRC laws and regulations to contribute towards social insurance premium and housing fund on behalf of their employees, as required by the applicable laws and regulations. We may be required by relevant authorities to make up the shortfall of social insurance premium and housing fund. Although we have made efforts to settle tax payables and take compliance measures, if any PRC government authority takes the position that there is non-compliance with the taxation, marketing, tele-communication or other rules by our PRC subsidiary or consolidated affiliated entity, they may be exposed to penalties from PRC government authorities, in which case the operation and financial conditions of our PRC subsidiary or consolidated affiliated entity may be adversely affected.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress of China passed the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues ding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

 On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7, which came into effect on the same day, revised in October 2017 and December 2017. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

 On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-Resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and revised in June 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such. Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of shares of our company by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to penalties and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us, or otherwise adversely affect us.

The SAFE promulgated the notice on relevant issues relating to domestic resident’s investment and financing and roundtrip investment through special purpose vehicles (“SPV(s)”), or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their safe registrations when the offshore SPV undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).On February 28, 2015, SAFE issued a notice according to which the aforesaid PRC residents or entities are no longer required to register with SAFE or its local branch, instead the aforesaid PRC residents or entities need to register with local banks. We have notified substantial beneficial owners of our ordinary shares who we know are PRC residents of their filing obligation, and to the best of our knowledge, most of those shareholders whom we know are PRC residents have completed the registration. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. Failure by an individual to comply with the required SAFE registration and updating requirements described above may result in penalties up to RMB50, 000 imposed on such individual and restrictions being imposed on the foreign exchange activities of the PRC subsidiaries of such offshore SPV, including increasing the registered capital of, payment of dividends and other distributions to, and receiving capital injections for the offshore SPV. Failure to comply with Notice 37 may also subject relevant PRC resident beneficial owners or the PRC subsidiaries of such offshore SPV to penalties under PRC foreign exchange administration regulations for evasion of applicable foreign exchange restrictions.

Failure to comply with the individual foreign exchange rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Other than Notice 37, our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the implementation rules of the administrative measures for individual foreign exchange promulgated by safe in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the individual foreign exchange rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with safe provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the individual foreign exchange rules.

It is uncertain how the individual foreign exchange rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of this offering into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business takes place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Related to the Market for Our Securities

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until 2020, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer or if we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors. In addition, we are authorized to issue up to 40,000,000 shares of common stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of common stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The audit report included in this Current Report was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, investors are deprived of the benefits of such inspection.

The independent registered public accounting firm that issues the audit report included in this Current Report, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the “PCAOB”, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of Chinese authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in China prevents the PCAOB from regularly evaluating our auditor’s statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s quality control and audit procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain statements that may be deemed “forward-looking statements” within the meaning of United States of America securities laws. All statements, other than statements of historical fact, that address activities, events or developments that we intend, expect, project, believe or anticipate and similar expressions or future conditional verbs such as will, should, would, could or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

These statements include, without limitation, statements about our anticipated expenditures, including those related to general and administrative expenses; the potential size of the market for our services, future development and/or expansion of our services in our markets, our ability to generate revenues, our ability to obtain regulatory clearance and expectations as to our future financial performance. Our actual results will likely differ, perhaps materially, from those anticipated in these forward-looking statements as a result of various factors, including: our need and ability to raise additional cash. The forward-looking statements included in this report are subject to a number of additional material risks and uncertainties, including but not limited to the risks described in our filings with the Securities and Exchange Commission.

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and the related notes to those statements included in this filing. In addition to historical financial information, this discussion may contain forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements”, our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kun Peng International Holding Limited and Its Subsidiaries and VIE for The Six Months Ended March 31, 2021 and for The Period from Inception Through September 30, 2020

Overview

Kun Peng International Holding Limited

Kun Peng International Holding Limited (“KP International”) was incorporated in the British Virgin Islands on April 20, 2021. KP International is a holding company and entered into a Bought and Sold Note with Kunpeng (China) Industrial Development Company Limited (“KP Industrial”), incorporated in Hong Kong on August 11, 2017, at a cash consideration of $0.129 (HK$1) on May 3, 2021. After the ownership transfer, it became a sole shareholder of KP Industrial.

It entered into the Share Exchange Agreement with CX Network Group, Inc. and the members of KP International to acquire all the issued and outstanding capital of KP International in exchange for the issuance of CX Network Group Inc. to those members (“Reverse Acquisition”). After the Reverse Acquisition, KP International became a wholly-owned subsidiary of CX Network on May 17, 2021.

Kunpeng (China) Industrial Development Company Limited

Kunpeng (China) Industrial Development Company Limited (“KP Industrial”) was incorporated as a limited liability company in Hong Kong under the name of Jing Jin Ji Investment Group Co., Limited (“Jing Jin Ji”) on August 11, 2017. The share capital of KP Industrial is 10,000 ordinary shares at $1,292 (HKD10,000) and was wholly owned by an individual. On November 9, 2018, Jing Jin Ji changed its name to “Kunpeng (China) Industrial Development Company Limited” and filed a Certificate of Change of Name with the Hong Kong Company Registry on the same day. Although it was incorporated in 2017, it did not commence operations until July 2020 as it focused on exploring business opportunities in its initial phrase and the developing our online mobile application, King Eagle Mall, through its subsidiary, King Eagle (China) Co., Ltd. It became a wholly owned subsidiary of KP International on May 3, 2021.

King Eagle (China) Co., Ltd.

King Eagle (China) Co., Ltd. (“King Eagle (China)”) was incorporated as a limited liability company in Beijing Economic and Technological Development Zone in the People’s Republic of China (“the PRC”) on March 20, 2019 with a registered capital of approximately $15 million (RMB100 million). King Eagle (China) was a wholly owned subsidiary of KP Industrial at the time of establishment. KP Industrial transferred its approximately $2.2 million (RMB 15 million) or 15% to Guoxin Ruilian Group Co., Ltd., a limited liability company incorporated in Beijing, the PRC, on November 2, 2020.

On March 26, 2021, Guoxin Ruilian Group Co., Ltd entered into equity transfer agreements with KP Industrial and Guoxin Zhengye. Both Guoxin Ruilian Group Co., Ltd and Guoxin Zhengye are wholly owned by a common shareholder, Guoxin United Holdings Group Co., Ltd. Under the agreements, Guoxin Ruilian Group Co., Ltd agreed to transfer its 8% of its ownership in King Eagle (China) to Guoxin Zhengye and the remaining 7% ownership in King Eagle (China) to KP Industrial on April 20, 2021. After the transfer, KP Industrial and Guoxin Zhengye became the 92% and 8% shareholders of King Eagle (China), respectively.

On May 15, 2021, King Eagle (China) entered into a series of VIE agreements with King Eagle (Tianjin) and its stockholders, which King Eagle (China) effectively assumed management of the business activities of King Eagle (Tianjin) and has the right to appoint all executives and senior management and the members of the board of directors of King Eagle (Tianjin). King Eagle (Tianjin) is a Chinese limited liability company and was incorporated under the laws of the People’s Republic of China on September 2, 2020. King Eagle (Tianjin) engages in the business of promoting preventive health care products in the PRC. King Eagle (Tianjin) purchases such products from the third-party merchants and sells to its members through a mobile social e-commerce platform, King Eagle Mall, which was initially developed by King Eagle (China). King Eagle (Tianjin) is currently developing and organizing offline physical platforms (Smart Kiosk) throughout various cities and local areas in 20 provinces across the PRC. The VIE Agreements are designed to provide King Eagle (China) with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of King Eagle (Tianjin), including absolute control rights and the rights to the assets, property and revenue of King Eagle (Tianjin).

King Eagle (Tianjin) Technology Co., Ltd.

King Eagle (Tianjin) Technology Co., Ltd. (“King Eagle (Tianjin)”) was incorporated as a limited liability company in Tianjin Pilot Free Trade Zone in the People’s Republic of China on September 2, 2020 with a registered capital of approximately $1.5 million (RMB 10 million). It is owned by multiple individuals: Chengyuan Li, 51%, Jinjing Zhang, Wanfeng Hu, Cuilian Liu, Zhizhong Wang (each of them owns 6%), Zhandong Fan, Yanlu Li, Yuanyuan Zhang, Xiangyi Mao and Hui Teng (each of them owns 5%). Those shareholders also indirectly own KP International through two British Virgin Islands entities: Kunpeng Tech Limited and Kunpeng TJ Limited. Additionally, out of these stakeholders, four of them are the director and executives of KP International which include: Chenyuan Li, Director, Xiangyi Mao, Chief Executive Officer, Yuanyuan Zhang, Chief Financial Officer and Yanlu Li, Vice President.

Through our subsidiary and VIE, we engage in the sale of health care and health related household products through its mobile platform, King Eagle Mall.

We refer to KP International, its consolidated subsidiaries and variable interest entity collectively as “we”, “us” and “our”.

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The consolidated financial statements are expressed in U.S. dollars.

Principles of Consolidation

The consolidated financial statements include the financial statements of KP International Holding Limited, its subsidiaries and variable interest entity (“VIE”).

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the six months ended March 31, 2021 and from inception through September 30, 2020 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of March 31, 2021, the Company incurred a negative working capital, $1,332,458 and a comprehensive loss of $653,063. As of September 30, 2020, the Company has incurred a negative working capital, $617,071 and a comprehensive loss of $215,659. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. In an effort to continue as a going concern, we may continue raise fund through director’s support and/or private placement to support our operational needs. King Eagle (China) and King Eagle (Tianjin) introduced an offline platform “Smart Kiosk” which integrates with King Eagle Mall to develop the social e-commerce and physical store to expand the market of preventive health care and health related household products.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. King Eagle uses the local currency, Renminbi (RMB), as its functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by www.xe.com at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive loss amounted to $13,676 and $6,888 for the six months ended March 31, 2021 and from inception through September 30, 2020.

Below is a table with foreign exchange rates used for translation:

For the six months ended March 31, 2021 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7546	6.5544

As of March 31, 2021 (Closing Rate)
United States dollar ($1)	7.7749	6.5528

From inception through September 30, 2020 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7506	7.0145

As of September 30, 2020 (Closing Rate)
United States dollar ($1)	7.7500	6.7905

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. We maintain with various financial institutions in PRC. As of September 30, 2020, cash balances held in PRC banks are uninsured. We have not experienced any losses in bank accounts and believes we are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Leasehold improvements	5 years
Office equipment	3 years
Computer equipment	3 years
Computer software	5 years

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, reduce the carrying amount of the asset to the estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2020, management determined that there was no impairment.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.
●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial assets and liabilities include cash, receivables, accounts payable, accrued expenses and loans.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Our other comprehensive loss for the six months ended March 31, 2021 and for the period from inception through September 30, 2020 was comprised of foreign currency translation adjustments.

Revenue Recognition

Revenue is comprised of sales of goods and represents the amount of consideration the Company is entitled to upon the transfer of goods. Revenue was recorded on a gross basis, net of surcharges and value added tax (“VAT”) of gross sales. The Company recorded revenue on a gross basis because the Company is the primary obligor of the sales arrangements has latitude in establishing prices, has discretion in suppliers’ selection and assumes credit risks on receivables from customers.

Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes.

Consistent with the criteria of ASC 606 “Revenue from Contracts with Customers,” we recognize revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, we also consider the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, we recognize revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

Lease

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method on July 1, 2020. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, the Company recognized a lease liability and right-of-use asset for each of the existing lease arrangement. The adoption of the new lease standard does not have a material impact on the consolidated income statements or the consolidated statements of cash flows.

Advertising Expenses

Advertising costs are classified as selling expenses and are expensed in the period incurred and represent online marketing, including fees paid to search engines, and online and offline marketing. Advertising expenses were $2,580 and $nil, respectively, for the six months ended March 31, 2021 and for the period from inception through September 30, 2020.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of March 31, 2021 and September 30, 2020, $516,405 (RMB3,383,886) and $140,430 (RMB 953,588), respectively, were deposited with various major financial institutions located in the PRC. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Risks of variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of our foreign-invested enterprise and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

Concentration of customers and vendors

There was no revenue from customers that individually represent greater than 10% of the total revenues for the six months ended March 31, 2021 and for the period from inception through September 30, 2020.

From inception through September 30, 2020, two major vendors accounted for 57% and 38% of the Company’s total cost of sales.

For the six months ended March 31, 2021, two major vendors accounted for 35% and 11% of the Company’s total cost of sales.

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncements

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. The discussion of our critical accounting policies contained in Note 2 to our consolidated financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Results of Operations of KP International, Its Subsidiaries and VIE

The following discussion and analysis of the results of our operations should be read in conjunction with the Kun Peng International Holding Limited, its subsidiary and VIE for the six months ended March 31, 2021 and from inception through September 30, 2020, as well as the related notes to the consolidated financial statements that are included elsewhere in this report.

Results of operations for the six months ended March 31, 2021 and from inception through September 30, 2020:

	For the Six Months Ended on March 31, 2021		From Inception Through September 30, 2020
	Amount	% of revenue	Amount	% of revenue
	(Unaudited)	(Unaudited)
Revenues	$2,173,594	100.0%	$819,130	100.0%
Cost of revenues	315,883	14.5	122,783	15.0
Gross profit	1,857,711	85.5	696,347	85.0
Operating expenses:
General and administrative expenses	901,089	41.5	380,777	46.5
Selling expense	1,602,121	73.7	524,443	64.0
Total operating expenses	2,503,210	115.2	905,220	110.5
Loss from operations	(645,499)	(29.7)	(208,873)	(25.5)
Other (expenses) income	421	(0.0)	102	0.0
Loss before income taxes	(645,078)	(29.7)	(208,771)	(25.5)
Income tax expense	-	-	-	-
Net loss	$(645,078)	(29.7)%	$(208,771)	(25.5)%

Revenue

For the six months ended March 31, 2021 and from inception through September 30, 2020, we recognized our revenue on a gross basis, net of sub-charges and value-added tax (“VAT”) of gross sales, in an amount of $2,173,594 and $819,130, respectively. Our revenue primarily included the sale of health care and health related household products to our customers via our mobile application, King Eagle Mall.

Cost of revenue

Our cost of revenue for the six months ended March 31, 2021 and for the period from inception through September 30, 2020 were $315,883 and $122,783, respectively. This primarily included the purchase of health care and health related household products from our suppliers.

Gross profit

For the six months ended March 31, 2021 and from inception through September 30, 2020, our gross profit amounted to $1,857,711 or 85.5%, and $696,347 or 85%, respectively.

Operating Expenses

The operating expenses of KP International and its VIE, $2,503,210, mainly consisted of general and administrative expenses and selling expense, $901,089 and $1,602,121, respectively, for the six months ended March 31, 2021.

The operating expenses of KP International and its VIE, $1,055,559, mainly consisted of general and administrative expenses and selling expense, $380,777 and $524,443, respectively, from inception through September 30, 2020.

General and administrative expenses:

Our general and administrative expenses from inception through September 30, 2020 and for the six months ended March 31, 2021 comprised of the following:

	For Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Employee compensation and benefit	$369,575	$125,238
Office rent and building management	202,438	105,167
Office supplies and meeting	47,212	31,535
Professional services fee	193,092	59,208
Business registration	-	18,818
Travel, transportation and gasoline	31,224	18,220
Meals and entertainment	16,633	8,965
Depreciation and amortization	5,636	2,569
Repair and maintenance	-	8,049
Others	35,279	3,008
Total	$901,089	$380,777

Selling expense

Our selling expense, which was primarily incurred by our sales and marketing department, for the six months ended March 31, 2021 and from inception through September 30, 2020 included the following:

	For Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Service agents	$1,309,239	$321,575
Employee compensation and benefit	208,307	168,785
Office supplies and meeting	49,514	20,892
Customer services	12,797	3,522
Travel, transportation and gasoline	7,486	1,538
Meals and entertainment	4,091	7,718
Depreciation and amortization	1,958	295
Advertising	2,580	-
Others	6,149	118
Total	$1,602,121	$524,443

Other (expenses) income

Other income for the six months ended March 31, 2021 was $421.

Other income from inception through September 30, 2020, $102 included other income, $20 and interest income, $82.

Income tax expense

For the six months ended March 31, 2021 and from inception through September 30, 2020, the income tax expense of the Company was nil. Due to the net loss before income tax, the Company recognized a full valuation recognition against its deferred tax assets, which included net operating loss carryforwards, as management believes it is more likely than not that the Company will not realize its net operating loss carryforwards before it expires in 5 years.

Net Loss

As a result of the factors discussed above, for the six months ended March 31, 2021 and from inception through September 30, 2020 and, net loss amounted to $645,078 and $208,771 respectively.

Foreign currency translation adjustment

The functional currency of our operation in PRC is Chinese Yuan or Renminbi (“RMB”) and while our operation in Hong Kong is Hong Kong Dollars (“HKD”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translation, which is a noncash adjustment, we reported a foreign currency translation loss of $7,985 and $6,888 for the six months ended March 31, 2021 and from inception through September 30, 2020, respectively. This non-cash loss had an effect of increasing our reported comprehensive loss.

Comprehensive loss

As a result of our net loss after income taxes, we had comprehensive loss for the six months ended March 31, 2021 and from inception through September 30, 2020, $645,078 and $208,771, respectively.

Liquidity and Capital Resources

As of March 31, 2021 and September 30, 2020, we had a cash balance of $520,159 and $141,166, respectively.

For the six months ended March 31, 2021, net cash provided by operating activities totaled to $389,620. Operating cash inflow was mainly attributable to an increase in trade and other payable, $1,348,657, offset by the net loss, $645,078, prepayments to vendors and lessors, $105,342 and decrease in deferred revenue, $206,831.

Net cash used in investing activities totaled to $15,844 primarily related to the purchase of office and computer equipment.

There was no financing activity for the six months ended March 31, 2021.

Effect of exchange rate change on cash totaled $5,217. The resulting change in cash for the period was an increase of $378,993.

From inception through September 30, 2020, net cash provided by operating activities totaled to $207,407. Operating cash inflow was primarily attributable to an increase in deferred revenue, $197,085 and an increase in an amount due to our director, $244,359, who paid rent deposit and payments to our lessors on behalf of King Eagle (China), offset by the net loss, $208,771.

Net cash used in investing activities totaled to $70,748 primarily related to the purchase of office equipment, software and leasehold improvements.

There was no financing activity for the period from inception through September 30, 2020.

Effect of exchange rate change on cash totaled $4,507. The resulting change in cash for the period was an increase of $141,166.

	For Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Net cash provided by operating activities	$389,620	$207,407
Net cash used in investing activities	(15,844)	(70,748)
Effect of exchange rate change on cash	5,217	4,507
Total net change in cash and cash equivalents	$378,993	$141,166

The following table sets forth a summary of changes in our working capital as of March 31, 2021 and September 30, 2020:

	March 31, 20211	September 30, 2020
	(Unaudited)
Current Assets	$698,458	$239,535
Current Liabilities	2,030,916	856,606
	$(1,332,458)	$(617,071)

We require cash in approximately $1.2 million within the next twelve months which primarily related to third party vendors payables. In an effort to support and maintain our financial positions and operations, the stakeholder of King Eagle (China) started a project of construction of 50 smart kiosks throughout 20 provinces in the PRC in March 2021. King Eagle (Tianjin) entered to a cooperation agreement with the stakeholder on March 31, 2021 that King Eagle (Tianjin) was authorized to operate the smart kiosks. We believe that the launch of the smart kiosks will increase our physical presence and market share of health care products in major cities in the PRC. Simultaneously, our director and stakeholder of King Eagle (China) continues to support our operation financially. Furthermore, on May 17, 2021, we have entered into a share exchange agreement with CX Network which enabled us to raise capital through the over-the-counter channel.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

Contractual Obligations and Other Commitments

We had the following contractual obligations and commercial commitments as of March 31, 2021:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total

Contractual Obligations:
Operating lease obligations	$-	$371,202	$-	$-	$371,202
Cooperation Agreement of Smart Kiosk	1,144,553	-	-	-	1,144,553

Total contractual obligations	$1,144,553	$371,202	$-	$-	$1,515,755

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

PROPERTIES

King Eagle (China) and King Eagle (Tianjin) entered into multiple lease arrangements in Beijing and Tianjin, the PRC for their office spaces and employee accommodations:

Entity	Description of Use	Leased Square Meters	Location
King Eagle (China)	Office space (1)	1,191.12	Yizhuang Economic and Technological Development Zone, Beijing, PRC
King Eagle (China)	Employee accommodation (2)	100.42	Beijing, PRC
King Eagle (Tianjin)	Office space (3)	564.88	Tianjin Airport Economic Zone, Tianjin, PRC; Beijing Economic and Technological Development Zone, Beijing, PRC

(1)	This includes 3 office locations in Beijing as of March 31, 2021.
(2)	This includes 2 employee accommodations in Beijing as of March 31, 2021.
(3)	This includes 1 office location in Tianjin and 2 office locations in Beijing as of March 31, 2021

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 17, 2021, immediately following the Reverse Takeover by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown except to the extent voting power may be shared with a spouse. Unless otherwise indicated, the address for each director and executive officer listed is: c/o CX Network Group, Inc., room 1205, 1A Building, Shenzhen Software Industry Base, Xuefu Rd, Nanshan District, Shenzhen, Guangdong Province, China, 518005.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
Mr. Richun Zhuang	0	0%
Ms. Chengyuan Li	0	0%
Ms. Xiangyi Mao (2)	427,407	1%
Ms. Yuanyuan Zhang (2)	427,407	1%
Mr. Yanlu Li (2)	427,407	1%

All executive officers and directors as a Group	1,282,209	3%

5% or Greater Stockholders:
Pui Chun Wong	22,202,954	55.5%
Kunpeng TJ Limited	6,575,490	16.4

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Applicable percentage ownership is based on 40,000,000 shares of common stock outstanding as of May 17, 2021. There are no options, warrants or other rights to acquire shares of our common stock.

(2)	Each of Xiangyi Mao. Yuanyuan Zhang, and Yanlu Li own 6.5 percent of Kunpeng TJ Limited and as such may be deemed to beneficially own 427,407 of the total number of shares held by Kunpeng TJ Limited of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

In connection with the closing of the Reverse Acquisition described above in Item 2.01 Mr. Wenhai Xia, our sole officer and director resigned from his positions as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and sole director, and appointed the following persons as Directors and Executive Officers of the Company effective with his resignation.

The following table sets forth certain information concerning our newly appointed directors and executive officers:

Name	Age	Position

Ms. Xiangyi Mao	55	Chief Executive Officer

Ms. Yuanyuan Zhang	40	Chief Financial Officer

Mr. Yanlu Li	59	Vice President

Mr. Richun Zhuang	57	Director

Ms. Chengyuan Li	34	Director

Ms. Xiangyi Mao, Chief Executive Officer

Ms. Mao graduated from Dongbei University with a major in Finance and Economics and earned a bachelor degree of Business Administration. In October 1984, Ms. Mao started her career at Foreign Trade Division II of Heilongjiang Department of Foreign Trade and Economic Cooperation (Provincial Department of Foreign Trade and Economic Cooperation) where she was responsible for the import and export trade with Russia. From May 1991-December 2000, she served as Deputy General Manager and Chief Executive Officer at Shenzhen Haitian Publishing House where she was responsible for analyzing and summarizing the company’s administrative businesses. Ms. Mao was a Senior Manager at Amway (China) Co., Ltd from December 2000 through July 2005 and Marketing Operation Director at Shenzhen Neptunus Pharmaceutical Group from April 2006 through January 2009.

In March 2009, Ms. Mao was appointed as Board Chairman of Shenzhen Wugufeng Ecological Agriculture Technology Development Co., Ltd. It was the first company to introduce Australian capital into agricultural projects, and the first company to establish a farmers’ cooperative, with 24 agricultural demonstration and cooperation bases in the whole country, and advocating the characteristic philosophy from farm to table directly; setting up 507 Wugufeng organic food stores; the productive value in three years reached RMB 70 million yuan.

From May 2012 through September 2015, Ms. Mao served as a Chief Executive Officer of Xinkeqi E-Commerce Co., Ltd. where she managed the operation of the entire company and formulated the annual work plans of the subsidiaries and affiliated departments in six major districts in the PRC.

Ms. Mao was a Vice President at Shanghai Chicmax Group Kans Cosmetics Co., Ltd. from September 2015-July 2019 where she was responsible for managing the group’s development direction, reviewing the development strategy and providing opinions.

Ms. Mao established Nanao (Shanghai) Health Management Co., Ltd. and acted as Board Chairman in October 2019. Since November 2020, Ms. Mao joined King Eagle (Tianjin) as Chief Executive Officer and was appointed as the Chief Executive Officer of KP International in April 2021.

Ms. Yuanyuan Zhang, Chief Financial Officer

Ms. Zhang attended at Beijing College of Science and Technology and earned a bachelor’s degree in international finance in 2005. Ms. Zhang developed her career as a sales specialist at Fenghua Haojing Real Estate where she achieved sales of approximately RMB 120 million during her tenure from September 2005 through December 2006. She then became a Sales Manager at Tianan Tiandi Real Estate Development Co., Ltd from January 2007 through March 2012. Ms. Zhang was appointed as a Marketing Director at Tongbang Real Estate Brokerage Co., Ltd for two years from April 2012 and General Manager at One Central Apartment project of Sunac Real Estate Company from May 2014 through August 2015. Thereafter, she was a General Manager at Beijing Jinfeng Venture Real Estate Brokerage and an Assistant to Secretary General at China Association of Real Estate Investment & Financing.

In October 2017, Ms. Zhang established her own business, “Fre Flo Bread & 16”. Since July 2020, she became our Executive Deputy General Manager of King Eagle (China) and was appointed as our Chief Financial Officer of KP International in April 2021.

Mr. Yanlu Li, Vice President

Mr. Li attended at Heilongjiang Machinery Manufacturing School and studied mechanical processing in 1981. He started his career as a mechanics in Heilongjiang Kiamusze Light Industry Machinery Plant. He then furthered his studies in mechanical engineering at Kiamusze Institute of Technology from September 1983 through July 1987 and earned a Bachelor degree in July 1987.

After his graduation from Kiamusze Institute of Technology, Mr. Li became an Assistant Engineer at Kiamusze Light Industry Machinery Plant from August 1987 through December 1990. In January 1991, he enhanced his career as a General Manager at Kiamusze Ceramics Store and became a Legal Representative/General Manager of Kiamusze Ceramic Refractory Material Distribution Office in June 1992 until December 1999.

In January 2000, Mr. Li joined Amway (China) Co., Ltd as a distributor. From June 2010 through July 2013, Mr. Li served as a Legal Representative and General Manager at Beijing Dongze Education Technology Co., Ltd. From August 2013 through April 2018, Mr. Li served as a distributor of Shaklee (China) Co., Ltd. In May 2018, Mr. Li joined Lehua Tongrentang (Tianjin) Sales Company as a General Manager. In June 2020, Mr. Li joined King Eagle (China) as Vice President and then appointed as Vice President of KP International in April 2021.

Mr. Richun Zhuang, Director

Mr. Richun Zhuang obtained a bachelor degree in Political Studies from Heilongjiang Province National College in 1983. He started his career as a secretary at Heilongjiang Province Wangkui County Public Transport Bureau until 1989. Then he was promoted to the Deputy General of Heilongjiang Province Wangkui County Transport Management Station in 1989. He then transferred to Heilongjiang Daqing Long-distance Bus Station as Chief Dispatcher in 1991. In 2008, Mr. Zhuang was appointed as Vice President, Marketing of Wuxi Kangjiafu Technology Co., Ltd. He joined Beijing Luji Culture Media Co., Ltd as Chief Executive Officer in 2017. In June 2020, he joined King Eagle (China) as General Consultant focusing on enterprise operation and strategic planning. On May 14, 2021, Mr. Zhuang was appointed as our Director of KP International.

Ms. Chengyuan Li, Director

Ms. Li earned an Associate Degree in Computer Information System at Beihua University in 2006 and Bachelor Degree in Finance at Harbin Institute of Finance in 2020. Ms. Li established her trading business in health care supplies through Wangkuihua Trading Company from September 2006 through September 2015. In September 2015, she joined Wangkui Daren Pharmaceuticals Co. Ltd as Quality Control Coordinator. In June 2020, she joined King Eagle (China) as Business Consultant and was appointed as our Director of KP International in April 2021.

 Our directors hold their positions until the next annual meeting of shareholders and until her successor is elected and qualified by our shareholders, or until earlier death, retirement, resignation or removal.

Director Independence

Except as reported above, our directors, Mr. Richun Zhuang and Ms. Chengyuan Li, do not hold any directorships in other reporting companies and do not qualify as “independent directors” under the Rules of NASDAQ, Marketplace Rule 4200(a)(15). There are no family relationships among our directors or officers.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our officers and directors (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●	Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●	Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●	Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Qualifications

Directors are responsible for overseeing the Company’s business consistent with their fiduciary duty to the stockholders. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. Our director believes that there are general requirements for service on the Board that are applicable to directors and that there are other skills and experience that should be represented on the Board as a whole but not necessarily by each director. The Board considers the qualifications of director and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by the stockholders, the Board will consider the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors it determines are pertinent in light of the current needs of the Board. The Board also takes into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board requires that each director be a recognized person of high integrity with a proven record of success in his or her field. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all directors, the Board conducts interviews of potential director candidates to assess intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

The Board has identified particular qualifications, attributes, skills and experience that should be represented on the Board as a whole, in light of the Company’s current needs and its business priorities. The Board believes that it should include some directors with a high level of financial literacy and some directors who possess relevant business experience as a chief executive officer, president or similar position at a company.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors intends to exercise its oversight in the following manner:

-	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

-	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

-	reviewing annually the independence and quality control procedures of the independent auditors;

-	reviewing and approving all proposed related party transactions;

-	discussing the annual audited financial statements with the management; and

-	meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

Board Committees

Audit Committee. We intend to establish an audit committee of the Board which will consist of soon-to-be-nominated independent directors. The audit committee’s duties will be to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Audit Committee Financial Expert. The Board currently acts as our audit committee. The Board is still in the process of finding an “audit committee financial expert” as defined in Regulation S-K and directors that are “independent” as that term is used in Section 10A of the Exchange Act.

Compensation Committee. We intend to establish a compensation committee of the Board. The compensation committee will review and approve our salary and benefits policies, including compensation of executive officers.

Nominating Committee. We do not presently have a nominating committee. Our board of directors currently acts as our nominating committee.

Code of Ethics

We are developing a Code of Business Conduct and Ethics that applies to our principal executive officers and principal financial officer, principal accounting officer or controller, or persons performing similar functions and also to other employees.

EXECUTIVE COMPENSATION

Our executive compensation program is designed to help us attract talented individuals to manage and operate all aspects of our business, to reward those individuals fairly over time and to retain those individuals who continue to meet our high expectations.

The following is a summary of the compensation we paid to our Chief Executive Officer, Chief Financial Officer and Vice President from inception through September 30, 2020 and from October 1, 2020 through March 31, 2021. This includes all compensation, including any compensation paid to the officer by any of our subsidiaries. Other than otherwise disclosed, no executive officer received compensation in excess of $100,000 from inception through March 31, 2021.

Summary Compensation Table

Name & Principal Position	Fiscal Year	Base Compensation (annual, unless otherwise noted)	Performance Award	Stock Options	Total Annual

Mr. Wenhai Xia, CEO, CFO, COO, Chairman and Director of the Board (1)	From inception through September 30, 2020	$-	$-	$-	$-
	October 1, 2020 through March 31, 2021	$-	$-	$-	$-

Ms. Xiangyi Mao, CEO (2)	From inception through September 30, 2020	$-	$-	$-	$-
	October 1, 2020 through March 31, 2021	$10,262	$1,831	$-	$12,093

Ms. Yuanyuan Zhang, CFO (3)	From inception through September 30, 2020	$9,038	$5,988	$-	$15,026
	October 1, 2020 through March 31, 2021	$19,659	$12,816	$-	$32,475

Mr. Yanlu Li, Vice President (4)	From inception through September 30, 2020	$15,702	$10,264	-	$25,966
	October 1, 2020 through March 31, 2021	$22,386	$5,492	-	$27,878

(1)	Mr. Wenhai Xia was appointed as Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Chairman and Director of the Board of Directors of CXN on May 11, 2021. Mr. Xia resigned from those positions on May 17, 2021 in conjunction with the Reverse Acquisition.
(2)	Ms. Xiangyi Mao joined King Eagle (Tianjin) as Chief Executive Officer on November 3, 2020. She was appointed Chief Executive Officer of KP International on April 20, 2021.
(3)	Ms. Yuanyuan Zhang joined King Eagle (China) as Executive Vice President on July 10, 2020 and was appointed as Chief Financial Officer of KP International on April 20, 2021.
(4)	Mr. Yanlu Li joined King Eagle (China) on June 1, 2020 as Chief Executive Officer. He became Vice President of KP International on April 20, 2021.

Employment Agreements

As of the reporting date, we have entered into an employment agreement with our Chief Executive Officer, Chief Financial Officer and Vice President.

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position. Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We will consider forming a compensation committee to oversee the compensation of our named executive officers. The majority of the members of the compensation committee would be independent directors.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The board of directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

As of the date of this report, our director has received no compensation for her service on the board of directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

There were no stock options exercised during the six months ended March 31, 2021 and from inception through September 30, 2020, by the executive officers named in the Executive Compensation Table. Further, there are no option, warrants or rights to receive any of the Company’s securities outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of our securities, and except as set forth below, none of the directors, executive officers, holders of more than five percent of our outstanding common stock, or any member of the immediate family of any such person have, to our knowledge, had a material interest, direct or indirect, in any transaction or proposed transaction which may materially affect our company.

Procedures for Approval of Related Party Transactions

Our board of directors is charged with reviewing and approving all potential related party transactions. All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

LEGAL PROCEEDINGS

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been quoted on the OTCBB since November 3, 2017 under the designation “CXKJ”. However, our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders of Our Common Stock

Dividends

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our PRC operation entity for our funds and PRC regulations may limit the amount of funds distributed to us from our PRC operation entity, which will affect our ability to declare any dividends.

Stock Option and Warrant Grants

We have no stock option and warrant granted to our executives, employees, vendors, consultants and any other parties as of the reporting date.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Equity Compensation Plans

We have not adopted any equity compensation plans as of the reporting date.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions under the laws of the State of Nevada where the Company was incorporated. The following discussion is qualified in its entirety by reference to such exhibits.

General

We are authorized to issue 40,000,000 shares of common stock, par value $0.0001 per share, all of which are issued and outstanding following the completion of the Reverse Takeover.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of our common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Indemnification of Directors and Officers

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorney’s fees, in connection with threatened, p ending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The registrant’s Articles of Incorporation also eliminates the liability of directors of the registrant for monetary damages to the fullest extent permissible under Nevada law.

Indemnification against Public Policy

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The effect of indemnification may be to limit the rights of the Company and the stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages and expenses against a director for breach of fiduciary duty.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure made under Item 1.01 and Item 2.01 which is incorporated herein by reference. For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “DIRECTORS AND EXECUTIVE OFFICERS.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired

In accordance with Item 9.01(a), Kun Peng International Holding Limited’s audited financial statements as of, and for the period from inception through September 30, 2020, and the accompanying notes, are included in this Report beginning on Page F-1. Kun Peng International Holding Limited’s unaudited financial statements as of March 31, 2021 and for the six months ended March 31, 2021, the accompany notes are included in this reporting beginning page F-1.

(b)	Pro forma financial information

Pursuant to Item 9.01(c), the following unaudited pro forma financial information with respect to the Share Exchange with Kun Peng International Holding Limited reported on Form 8-K are included in this Report beginning page F-27.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2021 and September 30, 2020

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the Six Months Ended March 31, 2021 and from Inception through September 30, 2020

(c)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

10.1	Share Cancellation Agreement *

10.2	Share Exchange Agreement *

10.3	Employment Agreement of Xiangyi Mao *

10.4	Employment Agreement of Ms. Yuanyuan Zhang *

10.5	Employment Agreement of Mr. Yanlu Li *

10.6	Han Plaza Lease Agreement

10.7	Smart Kiosk Cooperation Agreement

10.8	Exclusive Consultant and Service Agreement

10.9	Equity Pledge Agreement

10.10	Agent Agreement

10.11	Equity Disposal Agreement

10.12	Business Operation Agreement

*	Previously filed as an Exhibit to the Form 8-K filed on May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2021
/s/ Xiangyi Mao
	Name:	Xiangyi Mao
	Title:	Chief Executive Officer

KUN PENG INTERNATIONAL HOLDING LIMITED

FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheet as of September 30, 2020 and Unaudited Interim Condensed Consolidated Balance Sheet as of March 31, 2021	F-4

Consolidated Statement of Operations and Comprehensive Loss from Inception through September 30, 2020 and Unaudited Interim Condensed Consolidated Statement of Operations and Comprehensive Loss for the Six Months Ended March 31, 2021	F-5

Consolidated Statement of Changes in Stockholders’ Equity from Inception through September 30, 2020 and Unaudited Interim Condensed Consolidated Statement of Changes in Stockholders’ Equity for the Six Months Ended March 31, 2021	F-6

Consolidated Statement of Cash Flows from Inception through September 30, 2020 and Unaudited Interim Condensed Consolidated Statement of Cash Flows for the Six Months Ended March 31, 2021	F-7

Notes to Consolidated Financial Statements	F-8 to F-27

CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

PRO FORMA FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combined Financial Data	F-28

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 30, 2021	F-29

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss for the Six Months Ended March 31, 2021	F-30

Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020	F-31

Unaudited Pro Forma Condensed Combined Statements of Operations and Comprehensive Loss from Inception through September 30, 2020	F-32

Notes to Unaudited Pro Forma Condensed Combined Financial Statements	F-33

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Stockholders of

Kun Peng International Holding Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kun Peng International Holding Limited (the Company) as of September 30, 2020, and the consolidated related statements of operations, stockholders’ equity, and cash flows for the year then ended September 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2020, and the results of its operations and its cash flows for the year then ended September 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had incurred substantial losses during the year and negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The Critical Audit Matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

The Company recognizes revenue at gross as a principal upon transfer of control of promised products to customers by the supplier in an amount that reflects the consideration the Company receives in exchange for those products.

We identified the revenue recognition as key audit matter because significant judgment is exercised in determining whether the Company is the principal or agent in a given transaction and whether the Company’s presentation of revenue on a gross basis (as a principal) vs. a net basis (as an agent) complies with applicable standards.

Our audit procedures in this area included the following, among others:

(a)	Obtained an understanding from the management regarding the Company’s business and revenue model to evaluate and assess the performance obligations of the Company

(b)	Reviewed supplier agreements to evaluate and assess the performance obligations within the contract

/s/ JLKZ CPA LLP

JLKZ CPA LLP

Flushing, New York

May 18, 2021

We have served as the Company’s auditor since 2020.

Kun Peng International Holding Limited

Consolidated Balance Sheets

(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2021	September 30, 2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$520,159	$141,166
Advance and prepayments	149,629	42,711
Other receivables	28,670	55,658
Total current assets	698,458	239,535

Noncurrent assets
Property, plant and equipment, net	76,800	70,122
Right-of-use assets	359,549	413,156
Security deposits	93,943	76,510
Total noncurrent assets	530,292	559,788

Total assets	$1,228,750	$799,323

Liabilities
Current liabilities
Trade and other payables	1,361,894	12,446
Deferred revenue	4,089	203,586
Payroll payable	80,091	88,744
Tax payable	100,255	44,444
Other payable related party	191,594	252,606
Operating lease obligations-current portion	292,993	254,780
Total current liabilities	2,030,916	856,606

Noncurrent liabilities
Operating lease obligations-net	66,556	158,376
Total noncurrent liabilities	66,556	158,376

Total liabilities	2,097,472	1,014,982

Commitment and contingencies

Equity
Share capital	1,462,349	1,462,349
Subscription receivable	(1,462,349)	(1,462,349)
Accumulated deficits	(757,087)	(208,771)
Accumulated other comprehensive loss	(13,676)	(6,888)
Total stockholders’ equity	(770,763)	(215,659)
Non-controlling interests	(97,959)	-
Total equity	(868,722)	(215,659)

Total liabilities and equity	$1,228,750	$799,323

The accompanying notes are an integral part of these consolidated financial statements.

Kun Peng International Holding Limited

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)

Revenue	$2,173,594	$819,130
Cost of revenue	(315,883)	(122,783)
Gross profit	1,857,711	696,347

Operating expenses
General and administrative expenses	901,089	380,777
Selling expense	1,602,121	524,443
Total operating expenses	2,503,210	905,220

Loss from operations	(645,499)	(208,873)

Other (expenses) income:
Interest income	206	82
Other (expenses) income	215	20
Total other (expenses) income	421	102

Loss before income taxes	(645,078)	(208,771)

Income tax expense	-	-

Net loss	(645,078)	(208,771)
Less: Net loss attributable to non-controlling interest	(96,762)	-
Net loss attributable to Kun Peng International Holding Limited	(548,316)	(208,771)
Foreign currency translation adjustment	(7,985)	(6,888)
Comprehensive loss	(653,063)	(215,659)
Less: Comprehensive loss attributable to non-controlling interest	(97,959)	-
Comprehensive loss attributable to Kun Peng International Holding Limited	$(555,104)	$(215,659)

The accompanying notes are an integral part of these consolidated financial statements.

Kun Peng International Holding Limited

Consolidated Statements of Equity

(Expressed in U.S. dollar, except for the number of shares)

	Kun Peng International Holding Limited Shareholders
	Share capital						Accumulated other	Total	Non-
	Amount		Subscription receivable		Accumulated deficits		comprehensive loss	stockholders’ equity	Controlling Interest	Total equity
From Inception	$		$		$		$	$	$	$
Capital contribution		1,462,349		(1,462,349)		-	-	-	-		-
Net loss for the year		-		-		(208,771)	-	(208,771)	-		(208,771)
Foreign currency translation adjustment		-		-		-	(6,888)	(6,888)	-		(6,888)
Balance, September 30, 2020		1,462,349		(1,462,349)		(208,771)	(6,888)	(215,659)	-		(215,659)
Net loss attributable to Kun Peng International Holding Limited		-		-		(548,316)	-	(548,316)	-		(548,316)
Net loss attributable to non-controlling interest		-		-		-	-	-	(96,762)		(96,762)
Foreign currency translation adjustment		-		-		-	(6,788)	(6,788)	(1,197)		(7,985)
Balance, March 31, 2021		$1,462,349		$(1,462,349)		$(757,087)	$(13,676)	$(770,763)	$(97,959)		$(868,722)

The accompanying notes are an integral part of these consolidated financial statements.

Kun Peng International Holding Limited

Consolidated Statements of Cash Flows

(Expressed in U.S. dollar)

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Cash flows from operating activities
Net loss	$(645,078)	$(208,771)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	11,711	2,865
Amortization of right-of-use assets	147,649	101,434

Changes in operating assets and liabilities
Advance and prepayments	(105,342)	(41,347)
Other receivables	14,345	(127,946)
Trade and other payables	1,348,657	12,049
Deferred revenue	(206,831)	197,085
Payroll payable	(11,870)	85,910
Amount due to a related party	(70,158)	244,539
Tax payable	54,186	43,023
Lease liabilities	(147,649)	(101,434)
Net cash provided by operating activities	389,620	207,407

Cash flows from investing activities
Purchase of property and equipment	(15,844)	(70,748)
Net cash used in investing activities	(15,844)	(70,748)

Effect of exchange rate changes on cash	5,217	4,507

Net increase in cash and cash equivalents	378,993	141,166

Cash and cash equivalents, beginning balance	141,166	-

Cash and cash equivalents, ending balance	$520,159	$141,166

Supplementary cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

Kun Peng International Holding Limited

Notes to Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Kun Peng International Holding Limited engages in the sale of health care and health related household products through its online mobile application, King Eagle Mall. The principal executive office of our operations is located a Unit 2702, 27th Floor, Building T1, Han's Plaza, No. 2 Ronghua South Road, Beijing Economic and Technological Development Zone, Beijing, PRC.

Kun Peng International Holding Limited

KP International Holding Limited (“KP International”) was incorporated in the British Virgin Islands on April 20, 2021. KP International is a holding company and entered into a Bought and Sold Note with Kunpeng (China) Industrial Development Company Limited (“KP Industrial”), incorporated in Hong Kong on August 11, 2017, at a cash consideration of $0.129 (HK$1) on May 3, 2021. After the ownership transfer, it became a sole shareholder of KP Industrial.

Kunpeng (China) Industrial Development Company Limited

Kunpeng (China) Industrial Development Company Limited (“KP Industrial”) was incorporated as a limited liability company in Hong Kong under the name of Jing Jin Ji Investment Group Co., Limited (“Jing Jin Ji”) on August 11, 2017. On November 9, 2018, Jing Jin Ji changed its name to “Kunpeng (China) Industrial Development Company Limited” and filed a Certificate of Change of Name with the Hong Kong Company Registry on the same day. Although it was incorporated in 2017, it did not commence operations until July 2020 as it focused on exploring business opportunities in its initial phrase and the development of our online mobile application, King Eagle Mall, through its subsidiary, King Eagle (China) Co., Ltd. It became a wholly owned subsidiary of KP International on May 3, 2021.

King Eagle (China) Co., Ltd.

King Eagle (China) Co., Ltd. (“King Eagle (China)”) was incorporated as a limited liability company in Beijing Economic and Technological Development Zone in the People’s Republic of China (“the PRC”) on March 20, 2019 with a registered capital of approximately $15 million (RMB100 million). King Eagle (China) was a wholly owned subsidiary of KP Industrial until at the time of establishment. KP Industrial transferred its approximately $2.2 million (RMB 15 million) or 15% to Guoxin Ruilian Group Co., Ltd., a limited liability company incorporated in Beijing, the PRC, on November 2, 2020.

On March 26, 2021, Guoxin Ruilian Group Co., Ltd entered into equity transfer agreements with KP Industrial and Guoxin Zhengye. Both Guoxin Ruilian Group Co., Ltd and Guoxin Zhengye are wholly owned by a common shareholder, Guoxin United Holdings Group Co., Ltd. Under the agreements, Guoxin Ruilian Group Co., Ltd agreed to transfer its 8% of its ownership in King Eagle (China) to Guoxin Zhengye and the remaining 7% ownership in King Eagle (China) to KP Industrial on April 20, 2021. After the transfer, KP Industrial and Guoxin Zhengye became the 92% and 8% shareholders of King Eagle (China), respectively.

On May 15, 2021, King Eagle (China) entered into a series of VIE agreements with King Eagle (Tianjin) and its stockholders, which King Eagle (China) effectively assumed management of the business activities of King Eagle (Tianjin) and has the right to appoint all executives and senior management and the members of the board of directors of King Eagle (Tianjin). King Eagle (Tianjin) is a Chinese limited liability company and was incorporated under the laws of the People’s Republic of China on September 2, 2020. King Eagle (Tianjin) engages in the business of promoting preventive health care products and services in the PRC. King Eagle (Tianjin) purchases such products from the third-party merchants and sells to its members through a mobile social e-commerce platform, King Eagle Mall, which was initially developed by King Eagle (China). King Eagle (Tianjin) is currently developing and organizing offline physical platforms (Smart Kiosk) throughout various cities and local areas in 20 provinces across the PRC. The VIE Agreements are designed to provide King Eagle (China) with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of King Eagle (Tianjin), including absolute control rights and the rights to the assets, property and revenue of King Eagle (Tianjin).

King Eagle (Tianjin) Technology Co., Ltd.

King Eagle (Tianjin) Technology Co., Ltd. (“King Eagle (Tianjin)”) was incorporated as a limited liability company in Tianjin Pilot Free Trade Zone in the People’s Republic of China on September 2, 2020 with a registered capital of approximately $1.5 million (RMB 10 million). It is owned by multiple individuals: Chengyuan Li, 51%, Jinjing Zhang, Wanfeng Hu, Cuilian Liu, Zhizhong Wang (each of them owns 6%), Zhandong Fan, Yanlu Li, Yuanyuan Zhang, Xiangyi Mao and Hui Teng (each of them owns 5%). Those shareholders also indirectly own KP International through two British Virgin Islands entities: Kunpeng Tech Limited and Kunpeng TJ Limited. Additionally, out of these stakeholders, four of them are the director and executives of KP International which include: Chenyuan Li, Director, Xiangyi Mao, Chief Executive Officer, Yuanyuan Zhang, Chief Financial Officer and Yanlu Li, Vice President.

Contractual Arrangements

On May 15, 2021, King Eagle (China) Co., Ltd. (“King Eagle (China)”) and the shareholders of King Eagle (Tianjin) Technology Co., Ltd. (“King Eagle (Tianjin)”) entered into a series of contractual agreements for King Eagle (Tianjin) to qualify as variable interest entity or VIE (the “VIE Agreements”). The VIE Agreements are as follows:

Consulting Service Agreement

Pursuant to the terms of certain Exclusive Consulting Service Agreement dated May 15, 2021, between King Eagle (China) and King Eagle (Tianjin) (the “Consulting Service Agreement”), King Eagle (China) is the exclusive consulting service provider to King Eagle (Tianjin) to provide business-related software research and development services; design, installation, and testing services; network equipment support, upgrade, maintenance, monitor, and problem-solving services; employees technical training services; technology development and sublicensing services; public relations services; market investigation, research, and consultation services; short to medium term marketing plan-making services; compliance consultation services; marketing events and membership related activities organizing services; intellectual property permits; equipment and rental services; and business-related management consulting services. Pursuant to the Consulting Service Agreement, the service fee is the remaining amount after King Eagle (Tianjin)’s profit before tax in the corresponding year deducts King Eagle (Tianjin)’s losses, if any, in the previous year, the necessary costs, expenses, taxes, and fees incurred in the corresponding year, and the withdraws of the statutory provident fund. King Eagle (Tianjin)agreed not to transfer its rights and obligations under the Consulting Service Agreement to any third party without prior written consent from King Eagle (China). In addition, King Eagle (China) may transfer its rights and obligations under the Consulting Service Agreement to King Eagle (China)’s affiliates without King Eagle (Tianjin)’s consent, but King Eagle (China) shall notify King Eagle (Tianjin) of such transfer. This Agreement is valid for a term of 10 years subject to any extension requested by King Eagle (China) unless terminated by King Eagle (China) unilaterally prior to the expiration.

Business Operation Agreement

Pursuant to the terms of certain Business Operation Agreement dated May 15, 2021, among King Eagle (China), King Eagle (Tianjin)and the shareholders of King Eagle (Tianjin) (the “Business Operation Agreement”), King Eagle (Tianjin) has agreed to subject the operations and management of its business to the control of King Eagle (China). According to the Business Operation Agreement, King Eagle (Tianjin) is not allowed to conduct any transactions that has substantial impact upon its operations, assets, rights, obligations and personnel without the King Eagle (China)’s written approval. The shareholders of King Eagle (Tianjin) and King Eagle (Tianjin) will take King Eagle (China) 's advice on appointment or dismissal of directors, employment of King Eagle (Tianjin)’s employees, regular operation, and financial management of King Eagle (Tianjin). The shareholders of King Eagle (Tianjin) have agreed to transfer any dividends, distributions or any other profits that they receive as the shareholders of King Eagle (Tianjin) to King Eagle (China) without consideration. The Business Operation Agreement is valid for a term of 10 years or longer upon the request of King Eagle (China) prior to the expiration thereof. The Business Operation Agreement might be terminated earlier by King Eagle (China) with a 30-day written notice.

Proxy Agreement

Pursuant to the terms of the Proxy Agreement dated on May 15, 2021, among King Eagle (China), and the shareholders of King Eagle (Tianjin) (the “Proxy Agreement”), the shareholders of King Eagle (Tianjin) have entrusted their vote rights as King Eagle (Tianjin)’s shareholders to King Eagle (China) for the longest duration permitted by PRC law. The Proxy Agreement can be terminated by mutual consents of King Eagle (Tianjin) Shareholders and King Eagle (China) or upon a 30-day notice of King Eagle (China).

Equity Disposal Agreement

Pursuant to the terms of the Equity Disposal Agreement dated on May 15, 2021, among King Eagle (China), King Eagle (Tianjin), and the shareholders of King Eagle (Tianjin) (the “Equity Disposal Agreement”), the shareholders of King Eagle (Tianjin) granted King Eagle (China) or its designees an irrevocable and exclusive purchase option (the “Option”) to purchase King Eagle (Tianjin)’s all or partial equity interests and/or assets at the lowest purchase price permitted by PRC laws and regulations. The option is exercisable at any time at King Eagle (China)’s discretion in full or in part, to the extent permitted by PRC law. The shareholders of King Eagle (Tianjin) agreed to give King Eagle (Tianjin) the total amount of the exercise price as a gift, or in other methods upon King Eagle (China)’s written consent to transfer the exercise price to King Eagle (Tianjin). The Equity Disposal Agreement is valid for a term of 10 years or longer upon the request of King Eagle (China).

Equity Pledge Agreement

Pursuant to the terms of certain Equity Pledge Agreement dated on May 15,2021, among King Eagle (China) and the shareholders of King Eagle (Tianjin) (the “Pledge Agreement”), the shareholders of King Eagle (Tianjin) pledged all of their equity interests in King Eagle (Tianjin)to King Eagle (China), including the proceeds thereof, to guarantee King Eagle (Tianjin)’s performance of its obligations under the Business Operation Agreement, the Consulting Service Agreement and the Equity Disposal Agreement (each, a “Agreement”, collectively, the “Agreements”). If King Eagle (Tianjin) or its shareholders breach its respective contractual obligations under any Agreement, or cause to occur one of the events regards as an event of default under any Agreement, King Eagle (China), as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interest in King Eagle (Tianjin). During the term of the Pledge Agreement, the pledged equity interests cannot be transferred without King Eagle (China)’s prior written consent. The Pledge Agreements is valid until all the obligations due under the Agreements have been fulfilled.

As a result of the foregoing contractual arrangements, which give King Eagle (China) an effective control of the King Eagle (Tianjin), obligate King Eagle (China) to absorb all of the risk of loss from their activities, and enable King Eagle (China) to receive all of their expected residual returns, Kun Peng International accounts for King Eagle (Tianjin) as a variable interest entity (“VIE”). Additionally, as the parent company of King Eagle (China), KP International is considered the primary beneficiary of the King Eagle (Tianjin). Accordingly, KP International consolidates the accounts of the King Eagle (Tianjin) for the six months ended March 31, 2021 and from inception through September 30, 2020, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission, and Accounting Standards Codification (“ASC”) 810-10, Consolidation as KP International indirectly has controlling financial interest in King Eagle (Tianjin).

Name	Background		Ownership
KP International	●	A British Virgin Islands company	100%
	●	Incorporated on April 20, 2021
·
KP Industrial	●	A Hong Kong company	100%
	●	Incorporated on August 11, 2017
	●	Acquired by KP International on May 3, 2021 at a cash consideration of $0.129 (HK$1)
	●	Commenced operation in July 2020

King Eagle (China)	●	A PRC limited liability company and deemed a wholly foreign-invested enterprise	85% as of March 31, 2021 92% on April 20, 2021
	●	Incorporated on March 20, 2019
	●	Registered capital of $15 million (RMB100 million)
	●	Commenced operation in July 2020
	●	Owned by KP Industrial, 85%, and Guoxin Ruilian Group Co., Ltd, 15% as of March 31, 2020
	●	Owned by KP Industrial, 92% and Guoxin Zhengye Enterprise Management Co., Ltd, 8% on April 20, 2021

King Eagle (Tianjin)	●	A PRC limited liability company	VIE by contractual
	●	Incorporated on September 2, 2020	arrangements
	●	Registered capital of $1.5 million (RMB 10 million)
	●	Sale of health care and health-related household products through King Eagle Mall

Kun Peng International Holding Limited its subsidiaries and Variable interest entity (“VIE”) shall be referred as the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The consolidated financial statements are expressed in U.S. dollars.

Principles of Consolidation

The consolidated financial statements include the financial statements of KP International Holding Limited, its subsidiaries and variable interest entity (“VIE”).

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates during the six months ended March 31, 2021 and from inception through September 30, 2020 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of March 31, 2021, the Company incurred a negative working capital, $1,332,458 and a comprehensive loss of $653,063. As of September 30, 2020, the Company has incurred a negative working capital, $617,071 and a comprehensive loss of $215,659. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. In an effort to continue as a going concern, we may continue raise fund through director’s support and/or private placement to support our operational needs. King Eagle (China) and King Eagle (Tianjin) introduced an offline platform “Smart Kiosk” which integrates with King Eagle Mall to develop the social e-commerce and physical store to expand the market of preventive health care and health related household products.

COVID-19 outbreak

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. It has also disrupted the normal operations of many businesses, including ours. This outbreak could decrease spending, adversely affect demand for our services and harm our business and results of operations. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or results of operations at this time.

Earnings (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) attributable to the holders of ordinary shares by the weighted average number of ordinary shares outstanding during the year. Diluted income (loss) per share is calculated by dividing net income (loss) attributable to the holders of ordinary shares as adjusted for the effect of dilutive ordinary share equivalents, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the period. However, ordinary share equivalents are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive, such as in a period in which a net loss is recorded.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. King Eagle uses the local currency, Renminbi (RMB), as its functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by www.xe.com at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive loss amounted to $13,676 and $6,888 for the six months ended March 31, 2021 and from inception through September 30, 2020.

Below is a table with foreign exchange rates used for translation:

For the six months ended March 31, 2021 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7546	6.5544

As of March 31, 2021 (Closing Rate)
United States dollar ($1)	7.7749	6.5528

From inception through September 30, 2020 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7506	7.0145

As of September 30, 2020 (Closing Rate)
United States dollar ($1)	7.7500	6.7905

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. We maintain with various financial institutions in PRC. As of September 30, 2020, cash balances held in PRC banks are uninsured. We have not experienced any losses in bank accounts and believes we are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Major additions, renewals and improvements are capitalized, while maintenance and repairs are recognized as expense as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Leasehold improvements	5 years
Office equipment	3 years
Computer equipment	3 years
Computer software	5 years

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When we identify an impairment, reduce the carrying amount of the asset to the estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2020, management determined that there was no impairment.

Fair Value Measurements

The Company applies the provisions of ASC Subtopic 820-10, “Fair Value Measurements”, for fair value measurements of financial assets and financial liabilities and for fair value measurements of non-financial items that are recognized or disclosed at fair value in the financial statements.  ASC 820 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC 820 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes three levels of inputs that may be used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial assets and liabilities include cash, receivables, accounts payable, accrued expenses and loans.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. Our other comprehensive loss for the six months ended March 31, 2021 and for the period from inception through September 30, 2020 was comprised of foreign currency translation adjustments.

Revenue Recognition

Revenue is comprised of sales of goods and represents the amount of consideration the Company is entitled to upon the transfer of goods. Revenue was recorded on a gross basis, net of surcharges and value added tax (“VAT”) of gross sales. The Company recorded revenue on a gross basis because the Company is the primary obligor of the sales arrangements has latitude in establishing prices, has discretion in suppliers’ selection and assumes credit risks on receivables from customers.

Revenue is measured based on the amount of consideration that we expect to receive, reduced by estimates for return allowances, promotional discounts, and rebates. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes.

Consistent with the criteria of ASC 606 “Revenue from Contracts with Customers,” we recognize revenue when performance obligations are satisfied by transferring control of a promised good or service to a customer. For performance obligations that are satisfied at a point in time, we also consider the following indicators to assess whether control of a promised good or service is transferred to the customer: (i) right to payment, (ii) legal title, (iii) physical possession, (iv) significant risks and rewards of ownership and (v) acceptance of the good or service. For performance obligations satisfied over time, we recognize revenue over time by measuring the progress toward complete satisfaction of a performance obligation.

Lease

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method on July 1, 2020. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, the Company recognized a lease liability and right-of-use asset for each of the existing lease arrangement. The adoption of the new lease standard does not have a material impact on the consolidated income statements or the consolidated statements of cash flows.

Advertising Expenses

Advertising costs are classified as selling expenses and are expensed in the period incurred and represent online marketing, including fees paid to search engines, and online and offline marketing. Advertising expenses were $2,580 and $nil, respectively, for the six months ended March 31, 2021 and for the period from inception through September 30, 2020.

Concentration of Risk

Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and other accounts receivable. As of March 31, 2021 and September 30, 2020, $516,405 (RMB3,383,886) and $140,430 (RMB 953,588), respectively, were deposited with various major financial institutions located in the PRC. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

Historically, deposits in Chinese banks are secure due to state policy to protect depositor interests. However, China promulgated a Bankruptcy Law in August 2006 that came into effect on June 1, 2007, which contains a separate article expressly stating that the State Council may promulgate implementation measures to provide for the bankruptcy of Chinese banks based on the Bankruptcy Law. Under the current Bankruptcy Law, a Chinese bank may file bankruptcy if it deems itself to be insolvent. In addition, since China’s concession to the World Trade Organization, foreign banks have been gradually permitted to operate in China and have intensified competition in many aspects, especially since the opening of the Renminbi business to foreign banks in late 2006. Therefore, the risk of bankruptcy at the institutions that the Company maintains deposits has increased. In the event of bankruptcy, the Company is unlikely to reclaim its deposits in full since it is unlikely to be classified as a secured creditor under PRC laws.

Risks of variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the VIE Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of the foreign-invested enterprise and the VIE are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the VIE Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the VIE Arrangements is remote based on current facts and circumstances.

Concentration of customers and vendors

There was no revenue from customers that individually represent greater than 10% of the total revenues for the six months ended March 31, 2021 and for the period from inception through September 30, 2020.

From inception through September 30, 2020, two major vendors accounted for 57% and 38% of the Company’s total cost of sales.

For the six months ended March 31, 2021, two major vendors accounted for 35% and 11% of the Company’s total cost of sales.

Income Taxes

We account for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

We apply ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

Recently Adopted Accounting Standards

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

In May 2014, the Financial Accounting Standards Board (FASB) issued Topic 606, which supersedes the revenue recognition requirements in Topic 605. The Company adopted Topic 606 as of the inception date.

Adoption of ASC Topic 842, “Leases”

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective the inception date. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date. See Note 2 “Leases” above for further details.

Accounting Pronouncements Issued But Not Yet Adopted

Financial Instruments. In June 2016, the FASB issued Accounting Standards Update No. 2016-13,“Financial Instruments - Credit Losses (Topic 326)” ("ASU 2016-13"). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023.The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements.

Income Taxes. In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which modifies and eliminates certain exceptions to the general principles of ASC 740, Income Taxes. This standard will be effective for King Eagle beginning September 30, 2021. We are currently evaluating the impact of the standard on our consolidated financial statements.

Except for the ASU above, in the period from January 2020 through April 2021, the FASB has issued ASU No. 2020-01 through ASU 2021-01, which are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 - VARIABLE INTEREST ENTITIES “VIE” ARRANGEMENTS

On May 15, 2021, King Eagle (China) entered into a series of contractual arrangements with King Eagle (Tianjin) and its shareholders. The significant terms of the contractual arrangements are summarized in “Note 1-Organization and Description of Business” above. As a result of the contractual arrangements, KP International classified King Eagle (Tianjin) as a Variable Interest Entity “VIE”.

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. King Eagle (China) is deemed to have a controlling financial interest and be the primary beneficiary of King Eagle (Tianjin) because it has both of the following characteristics:

(1)	The power to direct activities at King Eagle (Tianjin) that most significantly impact such entity’s economic performance, and

(2)	The obligation to absorb losses of, and the right to receive benefits from, King Eagle (Tianjin) that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, King Eagle (Tianjin) pays service fees equal to all of its net profit after tax payments to King Eagle (China). At the same time, to King Eagle (China) is obligated to absorb all of their losses. The Contractual Arrangements are designed so that King Eagle (Tianjin) operates for the benefit of to King Eagle (China) and ultimately, KP International.

Accordingly, the accounts of the King Eagle (Tianjin) are consolidated in the accompanying financial statements pursuant to ASC 810-10, Consolidation. In addition, their financial positions and results of operations are included in KP International’s financial statements

The Company consolidated its VIE as of March 31, 2021 and September 30, 2020. The carrying amounts and classification of the VIE’s assets and liabilities included in the consolidated balance sheets are as follows:

	March 31, 2021	September 30, 2020
	(Unaudited)
Current assets	$1,586,801	$209,316
Noncurrent assets	56,976	71.192
Total assets	1,643,777	280,508
Total liabilities	1,654,476	290,892
Net liabilities	$(10,699)	$(10,384)

The VIE’s liabilities consisted of the following as of March 31, 2021 and September 30, 2020:

	March 31, 2021	September 30, 2020
	(Unaudited)
Current liabilities	$	$
Trade and other payable	1,519,116		9,244
Deferred revenue	4,089		203,586
Payroll payable	6,574		-
Tax payable	73,062		8,550
Operating lease obligations, current	31,428		40,752
Total current liabilities	1,634,269		262,132
Total noncurrent liabilities
Operating lease obligations, net of current portion	20,207		28,760
Total noncurrent liabilities	20,207		28,760
Total liabilities	$1,654,476		$290,892

The operating results of the VIE were as follows:

	For the Six Months Ended March 31, 2021	September 30, 2020
	(Unaudited)
Revenue	$2,173,594	$818,647
Gross profit	1,858,207	563,048
(Loss) income from operations	(52)	(10,054)
Other income (expenses)	117	-
Net income (loss)	$65	$(10,054)

NOTE 4 - PREPAYMENTS

Prepayments consisted of the following:

	March 31, 2021	September 30, 2020
	(Unaudited)
Prepaid rent and building management and utilities	$73,664	$34,651
Prepaid supplies	67,842	-
Prepaid system maintenance services	-	6,733
Prepaid travel expense	6,179	-
Prepaid professional services	-	356
Prepaid others	1,944	971
Total prepayments	$149,629	$42,711

NOTE 5 - OTHER RECEIVABLES

Other receivables included the following:

	March 31, 2021	September 30, 2020
	(Unaudited)
Rental deposits	$6,296	$8,847
Advance to employees	22,374	46,811
Total other receivables, net	$28,670	$55,658

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	March 31, 2021	September 30, 2020
	(Unaudited)
Leasehold improvements	$29,401	$28,372
Computer equipment	40,277	32,625
Office equipment	10,125	720
Computer software	11,777	11,364
Subtotal	91,580	73,081
Less: accumulated depreciation	(14,780)	(2,959)
Total property and equipment, net	$76,800	$70,122

The depreciation expense for the six months ended March 31, 2021 and from the inception through September 30, 2020 was $11,711 and $2,865, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

Other payables-related party is nontrade payable arising from transactions between the Company and a related party, such as operating loans from such related party. The loans are unsecured and non-interest bearing. Current payables are payable on demand.

Other payables-related party consisted of the following:

Name of related party	Relationship	Nature of transactions	March 31, 2021	September 30, 2020
			(Unaudited)
Mr. Yihe Pang	Director	Loan from a director for operating cash flows	$191,594	$252,606

Total			$191,594	$252,606

NOTE 8 - EQUITY

Share capital:

The share capital, $1,462,349, included the share capital of King Eagle (Tianjin), the VIE, $1,462,345 and KP International, $4.

On September 1, 2020, KP Industrial entered into a sales and purchase agreement with Guoxin Ruilian Group Co., Ltd. KP Industrial transferred 15% of its ownership in King Eagle (China) to Guoxin Ruilian Group Co., Ltd on November 2, 2020. After the ownership transfer, KP Industrial became a 85% shareholder of King Eagle (China).

On March 26, 2021, Guoxin Ruilian Group Co., Ltd entered into equity transfer agreements with KP Industrial and Guoxin Zhengye. Both Guoxin Ruilian Group Co., Ltd and Guoxin Zhengye are wholly owned by a common shareholder, Guoxin United Holdings Group Co., Ltd. Under the agreements, Guoxin Ruilian Group Co., Ltd agreed to transfer its 8% of its ownership in King Eagle (China) to Guoxin Zhengye and the remaining 7% ownership in King Eagle (China) to KP Industrial on April 20, 2021. After the transfer, KP Industrial and Guoxin Zhengye became the 92% and 8% shareholders of King Eagle (China), respectively.

On May 3, 2021, KP International entered into a Bought and Sold Note with Kunpeng (China) Industrial Development Company Limited (“KP Industrial”), incorporated in Hong Kong on August 11, 2017 at a cash consideration of $0.128 (HK$1). After the ownership transfer, it became a sole shareholder of KP Industrial.

On May 17, 2021, KP International entered into a share exchange agreement with CX Network Group, Inc. (“CXKJ”) and the members of KP International on May 17, 2021 to acquire all the issued and outstanding capital of KP International in exchange for the issuance of CX Network Group Inc. to those members (“Reverse Acquisition”). CX Network Group, Inc shall issue an aggregate of 34,158,391 newly issued, fully paid and non-assessable shares of CXKJ, par value $0.0001, to the KP International’s Shareholders. After the Reverse Acquisition, KP International became a wholly-owned subsidiary of CX Network on May 17, 2021.

Restricted net assets:

Our ability to pay dividends is primarily dependent on us receiving distributions of funds from its subsidiary or VIE. Relevant PRC statutory laws and regulations permit payments of dividends by only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations and after it has met the PRC requirements for appropriation to statutory reserves. Share capital of the PRC subsidiary and VIE included in the Company’s consolidated net assets are also non-distributable for dividend purposes. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of King Eagle (China), the foreign-invested enterprise, and King Eagle (Tianjin), the VIE. The Company is required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, the Company may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends.

As a result of the foregoing restrictions, King Eagle (China) and King Eagle (Tianjin) are restricted in their ability to transfer their net assets to the Company. Foreign exchange and other regulation in the PRC may further restrict these two entities from transferring funds to the Company in the form of dividends, loans and advances. As of March 31, 2021 and September 30, 2020, the Company had negative net assets which included share capital, subscription receivable, accumulated deficit and foreign exchange translation adjustment of KP International, KP Industrial, King Eagle (China) and King Eagle (Tianjin) that are included in the Company’s consolidated financial statements. Due to the net operating loss, as of March 31, 2021 and September 30, 2020, both King Eagle (China) and King Eagle (Tianjin) incurred negative net assets which amounted to $770,763 and $215,659, respectively. Accordingly, the Company did not accrue statutory reserve funds as of March 31, 2021 and September 30, 2020.

NOTE 9 - INCOME TAXES

PRC

are incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

According to PRC tax regulations, the PRC net operating loss can generally carry forward no longer than five years starting from the year subsequent to the year in which the loss is incurred. Carryback of losses is not permitted. If not utilized, the PRC net operating loss of $839,743 and $208,802 will expire in 2026 and 2025, respectively.

Income tax expense was comprised of the following:

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020
(Unaudited)
Current	$-	$-
Deferred	-	-
Total income tax expense	$-	$-

A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follow:

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Loss before income tax expense	$(645,078)	$(208,771)
Computed tax expense (benefit) with statutory tax rate	25%	25.0%
Impact of different tax rates in other jurisdictions	0%	0%
Tax effect of non-deductible expenses	(0.6)%	(0.8)%
Change in valuation allowance	(24.4)%	(24.2)%
Effective tax rate	0%	0%

Deferred tax assets included the following:

	March 31, 2021	September 30, 2020
	(Unaudited)
Deferred tax assets	$	$
Net operating loss carryforwards in the PRC	209,936		52,201
Total deferred tax assets	209,936		52,201
Valuation allowance	(209,936)		(52,201)
Total deferred tax assets, net	$-		$-

As of March 31, 2021 and September 30, 2020, the Company had $209,936 and $52,201 in net deferred tax assets (DTAs). These DTAs related to the net operating loss carryforwards generated by King Eagle (China) and King Eagle (Tianjin) that can be used to offset taxable income in future periods and reduce the income taxes payable of King Eagle (China) and King Eagle (Tianjin) in those future periods. The NOL carryforwards will expire in 5 years from the date they incurred if they are not used. At this time, the Company considered it is more likely than not that King Eagle (China) and King Eagle (Tianjin) have sufficient taxable income in the near future that will allow us to realize these DTAs. Therefore, the Company recorded a full valuation allowance against all of its deferred tax assets as of both March 31, 2021 and September 30, 2020. The Company intends to continue maintaining a full valuation allowance on its deferred tax assets until there is sufficient evidence to support the reversal of all or portion of these allowance.

NOTE 10 - LEASE

The Company has operating leases for its office facilities and employee accommodation. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term.

The following table provides a summary of leases as of March 31, 2021 and September 30, 2020:

Assets/liabilities	Classification	March 31, 2021	September 30, 2020
		(Unaudited)
Assets
Operating lease right-of-use assets	Operating lease assets	$359,549	$413,156

Liabilities
Current
Operating lease liability - current	Current operating lease liabilities	$292,993	$254,780

Long-term
Operating lease liability – net of current portion	Long-term operating lease liabilities	66,556	158,376

Total lease liabilities		$359,549	$413,156

The operating lease expense for the six months ended March 31, 2021 and from inception through September 30, 2020 was as follows:

		For the Six Months Ended	From Inception Through
Lease Cost	Classification	March 31, 2021	September 30, 2020
		(Unaudited)
Operating lease cost	General and administrative	$147,649	$101,340
Total lease cost		$147,649	$101.340

Maturities of operating lease liabilities as of March 31, 2021 were as follow:

Maturity of Lease Liabilities	Operating Leases
The remaining 2021	$156,842
2022	205,204
2023	9,156
2024	-
2025	-
Thereafter	-
Total lease payments	$371,202
Less: interest	(11,653)
Present value of lease payments	$359,549

Maturities of operating lease liabilities as of September 30, 2020 were as follow:

Maturity of Lease Liabilities	Operating Leases
2021	$267,360
2022	162,677
2023	-
2024	-
2025	-
Thereafter	-
Total lease payments	$430,037
Less: interest	(16,881)
Present value of lease payments	$413,156

Supplemental information related to operating leases was as follows:

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020
	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities	$147,649	$101,434
New operating lease assets obtained in exchange for operating lease liabilities	$70,024	$511,710
Weighted average remaining lease term	1.28 years	1.6 years
Weighted average discount rate	4.75%	4.75%

NOTE 11- COMMITMENTS AND CONTINGENCIES

On March 31, 2021, King Eagle (Tianjin) entered into a Cooperation Agreement with Guoxin Star Network Co., Ltd who assigned and franchised the operation of 50 Smart Kiosks to King Eagle (Tianjin) for five years. Total franchise fee payable by King Eagle (Tianjin) to Guoxin Star Network Co., Ltd is approximately $1.14 million (RMB 7,500,000). On or before April 5, 2021, King Eagle (Tianjin) is required to remit approximately $0.34 million to Guoxin Star Network Co. Ltd. The remaining balance, approximately $0.8 million (RMB5,250,000), is payable upon the completion of the implementation of Smart Kiosks. King Eagle (Tianjin) estimated the implementation will be completed by the end of the fiscal year 2021.

NOTE 12 - SUBSEQUENT EVENT

As of March 31, 2021, the Company evaluated and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements.

NOTE 13 – CONDENSED PARENT COMPANY’S FINANCIAL STATEMENTS

Kun Peng International Holding Limited

Schedule 1 – Condensed Parent Company Balance Sheets

(Unaudited)

	March 31, 2021	September 30, 2020
(Unaudited)
Assets

Noncurrent assets
Investment in subsidiary	$-	$-
Total noncurrent assets	-	-

Total assets	$-	$-

Liabilities
Current liabilities
Subscription payable	-	-
Total current liabilities	-	-

Total liabilities	-	-

Equity
Share capital	4	4
Subscription receivable	(4)	(4)
Accumulated deficits	-	-
Accumulated other comprehensive loss	-	-
Total stockholders’ equity	-	-
Non-controlling interests	-	-
Total equity	-	-

Total liabilities and equity	$-	$-

The accompanying notes are an integral part of the unaudited schedule 1.

 Schedule 1 - Parent Company Statements of Operations and Comprehensive Loss

(Unaudited)

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020

Revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses
General and administrative expenses	-	-
Selling expense	-	-
Total operating expenses	-	-

Loss from operations	-	-

Other (expenses) income:
Interest income	-	-
Other (expenses) income	-	-
Total other (expenses) income	-	-

Loss before income taxes	-	-

Income tax expense	-	-

Net loss	-	-
Foreign currency translation adjustment	-	-
Comprehensive loss	$-	$-

The accompanying notes are an integral part of the unaudited schedule 1.

 Schedule 1 - Parent Company Statements of Cash Flows

(Unaudited)

	For the Six Months Ended March 31, 2021	From Inception Through September 30, 2020

Cash flows from operating activities
Net loss	$-	$-
Adjustments to reconcile net loss to net cash used in operating activities

Changes in operating assets and liabilities
Net cash provided by operating activities	-	-

Cash flows from investing activities
Net cash provided by investing activities	-	-

Effect of exchange rate changes on cash	-	-

Net increase in cash and cash equivalents	-	-

Cash and cash equivalents, beginning balance	-	-

Cash and cash equivalents, ending balance	$-	$-

Supplementary cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

Kun Peng International Holding Limited

Notes to Unaudited Schedule 1

Note 1 – Basis of presentation

The parent company only financial statements should be read in conjunction with the Company’s consolidated financial statements.

For the parent company only financial information, the Company records its investment in its subsidiaries under the equity method of accounting as prescribed in ASC 323-10 , Investments-Equity Method and Joint Ventures: Overall. Such investment is presented on the balance sheets as “Investment in subsidiaries” and share of their income as “Equity income of subsidiaries” on the statements of income and comprehensive income.

Note 2 – Restricted net assets

Schedule I of Article 5-04 of Regulation S-X requires the financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries/VIEs exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries/VIEs shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries/VIEs (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.).

The parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the subsidiaries/VIEs of the Company exceed 25% of the consolidated net assets of the Company. The ability of the Company’s Chinese operating affiliates to pay dividends may be restricted due to Chinese foreign exchange control policies and the availability of cash balances of the Chinese operating subsidiaries/VIEs. Because a significant portion of the Company’s operations are conducted and revenues generated in China, a significant portion of its revenues being earned and currency received are denominated in Renminbi (RMB). Because RMB is subject to China’s exchange control regulations, including restrictions on converting RMB into US Dollars, the Company may be unable to distribute any dividends outside of China.

Note 3 – Equity

 On May 17, 2021, KP International entered into a share exchange agreement with CX Network Group, Inc. (“CXKJ”) and the members of KP International on May 17, 2021 to acquire all the issued and outstanding capital of KP International in exchange for the issuance of CX Network Group Inc. to those members (“Reverse Acquisition”). CX Network Group, Inc shall issue an aggregate of 34,158,391 newly issued, fully paid and non-assessable shares of CXKJ, par value $0.0001, to the KP International’s Shareholders. After the Reverse Acquisition, KP International became a wholly-owned subsidiary of CX Network on May 17, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On May 17, 2021, CX Network Group, Inc. (“CXKJ”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Kun Peng International Holding Limited (“KP International”), a British Virgins Island company, and the shareholders of KP International (the “Shareholders”). The Share Exchange Agreement is effective on May 17, 2021.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of KP International, with KP International as the accounting acquirer and continuing entities although CXKJ is the legal acquirer. Accordingly, the Company’s historical financial statements are those of KP International immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of CXKJ to indicate how the combined financial statements might have looked like if the acquisition of KP International and the transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and September 30, 2020 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on March 31, 2021 and September 30, 2020.

The unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2021 and from inception through September 30, 2020 are presented as if the reverse acquisition consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of CXKJ were derived from the audited financial statements contained on its September 30, 2020 Form 10-K, as filed with the Securities and Exchange Commission. The unaudited pro forma condensed combined financial statements of CXKJ were derived from its books and records.

The unaudited pro forma condensed financial statements of KP International and its subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of King Eagle (Tianjin) were derived from its books and records.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheets as of March 31, 2021

	CX Network Group, Inc.	Consolidated Combined Kun Peng International Holding Limited and Its Subsidiaries	Adjustment		Pro forma Balances

ASSETS
Current Assets
Cash and cash equivalents	$-	$520,159	$-		$520,159
Prepayments	-	149,629	-		149,629
Other receivables, net	-	28,670	-		28,670
Total Current Assets	-	698,458	-		698,458

Non-current Assets
Property, plant and equipment, net	-	76,800	-		76,800
Right-of-use assets	-	359,549	-		359,549
Security deposit	-	93,943	-		93,943
Investment in subsidiary	-	-	-		-
Total Non-current Assets	-	530,292	-		530,292

Total Assets	$-	$1,228,750	$-		$1,228,750

LIABILITIES AND EQUITY
LIABIILITIES
Current Liabilities
Trade and other payables	$-	$1,361,894	$-		$1,361,894
Deferred revenue	-	4,089	-		4,089
Payroll payable	-	80,091	-		80,091
Tax payable	-	100,255	-		100,255
Other payable-related parties	-	191,594	-		191,594
Operating lease obligations-current portion	-	292,993	-		292,993
Total Current Liabilities	-	2,030,916	-		2,030,916

Non-current Liabilities
Operating lease obligations-net of current portion	-	66,556	-		66,556
Total Non-current Liabilities	-	66,556	-		66,556

Total Liabilities	-	2,097,472	-		2,097,472

Commitment and contingencies

EQUITY
Common stock, $.0001 par value, 40,000,000 shares authorized, issued and outstanding at March 31, 2021	2,138	-	1,862	(2)	4,000
Additional paid-in capital	2,658,417	-	(1,200,064	)(2)(3)	1,458,353
Share capital	-	1,462,349	(1,462,349	)(2)	-
Subscription receivable	-	(1,462,349)	(4	)(2)	(1,462,353)
Accumulated deficits	(2,637,668)	(757,087)	2,637,668	)(1)	(757,087)
Accumulated other comprehensive income	(22,887)	(13,676)	22,887		(13,676)
Total Stockholders’ equity (deficits)	-	(770,763)	-		(770,763)
Non-controlling interest	-	(97,959)	-		(97,959)
Total Equity	-	(868,722)	-		(868,722)

Total Liabilities and Equity	$-	$1,228,750	$-		$1,228,750

 CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Loss

for the Six Months Ended March 31, 2021

	CX Network Group, Inc.	Consolidated Combined Kun Peng International Holding Limited and Its Subsidiaries	Adjustments		Proforma Balance

Revenue	$-	$2,173,594	$-		$2,173,594
Cost of revenue	-	(315,883)	-		(315,883)
Gross profit	-	1,857,711	-		1,857,711

Operating expenses
General and administrative expenses	72,008	901,089	(72,008	)(4)	901,089
Selling expense	-	1,602,121	-		1,602,121
Total operating expenses	72,008	2,503,210	(72,008)		2,503,210

Loss from operations	(72,008)	(645,499)	72,008		(645,499)

Other income (expense):	-		-
Interest income	-	206	-		206
Other income (expenses)	1,753	215	(1,753	)(4)	215
Total other income (expenses)	1,753	421	(1,753)		421

Loss before income taxes	(70,255)	(645,078)	70,255		(645,078)

Income tax expense	-	-	-

Net loss	(70,255)	(645,078)	70,255		(645,078)
Less: Net loss attributable to non-controlling interest	-	(96,762)	-		(96,762)
Net loss attributable to Kun Peng International Holding Limited	(70,255)	(548,316)	70,255		(548,316)
Foreign currency translation adjustment	(3,487)	(7,985)	3,487	(4)	(7,985)
Comprehensive loss	(73,742)	(653,063)	73,742		(653,063)
Less: Comprehensive loss attributable to non-controlling interest	-	(97,959)	-		(97,959)
Comprehensive loss attributable to Kun Peng International Holding Limited	$(73,742)	$(555,104)	73,742		(555,104)

Weighted Average Number of Ordinary Shares
Basic and diluted*	21,376,918				40,000,000

Loss Per Share attributable to Kun Peng International Holding Limited
Basic and diluted*	$(0.00)				$(0.01)

CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheets as of September 30, 2020

	CX Network Group, Inc.	Consolidated Combined Kun Peng International Holding Limited and Its Subsidiaries	Adjustment		Pro forma Balances

ASSETS
Current Assets
Cash and cash equivalents	$226	$141,166	$(226	)(1)	$141,166
Prepayments	-	42,711			42,711
Other receivables, net	-	55,658			132,168
Total Current Assets	226	239,535	(226)		316,045

Non-current Assets
Property, plant and equipment, net	-	70,122	-		70,122
Right-of-use assets	-	413,156	-		413,156
Security deposit	-	76,510	-		76,510
Investment in subsidiary	535	-	(535	)(1)	-
Total Non-current Assets	535	559,788	(535)		559,788

Total Assets	$761	$799,323	$(761)		$799,323

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABIILITIES
Current Liabilities
Trade and other payables	$171,919	$12,446	$(171,919	)(1)	$12,446
Deferred revenue	-	203,586	-		203,586
Payroll payable	-	88,744	-		88,744
Tax payable	-	44,444	-		44,444
Other payable-related parties	292,112	252,606	(292,112	)(1)	252,606
Operating lease obligations-current portion	-	254,780	-		254,780
Total Current Liabilities	464,031	856,606	(464,031)		856,606

Non-current Liabilities
Operating lease obligations-net of current portion	-	158,376	-		158,376

Total Non-current Liabilities	-	158,376	-		158,376

Total Liabilities	464,031	1,014,982	(464,031)		1,014,982

Commitment and contingencies

EQUITY
Common stock, $.0001 par value, 40,000,000 shares authorized, shares issued and outstanding	2,138	-	1,862	(2)	4,000
Additional paid-in capital	464,992	-	993,361	(2)(3)	1,462,353
Share capital	-	1,462,349	(1,462,349	)(2)	-
Subscription receivable	-	(1,462,349)	(4	)(2)	(1,462,353)
Accumulated deficits	(930,400)	(208,771)	930,400	(1)	(208,771)
Accumulated other comprehensive income	-	(6,888)	-		(6,888)

Total Stockholders’ equity (deficits)	(463,270)	(215,659)	463,270		(215,659)
Non-controlling interest
Total Equity	(463,270)	(215,659)	463,270		(215,659)

Total Liabilities and Equity	$761	$799,323	$(761)		$799,323

 CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Loss

for the year ended September 30, 2020

	CX Network Group, Inc.	Consolidated Combined Kun Peng International Holding Limited and Its Subsidiaries	Adjustments		Proforma Balance

Revenue	$-	$819,130	$-		$819,130
Cost of revenue	-	(122,783)	-		(122,783)
Gross profit	-	696,347	-		696,347

Operating expenses
General and administrative expenses	209,488	380,777	(209,488	)(4)	380,777
Selling expense	-	524,443	-		524,443
Total operating expenses	209,488	905,220	(209,488	)(4)	905,220

Loss from operations	(209,488)	(208,873)	209,488		(208,783)

Other income (expense):
Interest income	-	82	-		82
Other income (expenses)	(1,244)	20	1,244	(4)	20
Total other income (expenses)	(1,244)	102	1,244		102

Loss before income taxes	(210,732)	(208,771)	210,732		(208,771)

Income tax expense	-	-	-		-

Net loss	(210,732)	(208,771)	210,732		(208,771)
Less: Net loss attributable to non-controlling interest		-			-
Net loss attributable to Kun Peng International Holding Limited	(210,732)	(208,771)	210,732		(208,771)
Net loss		(208,771)			(208,771)

Foreign currency translation adjustment	-	(6,888)	-		(6,888)

Comprehensive loss	(210,732)	(215,659)	210,732		(215,659)
Less: Comprehensive loss attributable to non-controlling interest	-	-	-		-
Comprehensive loss attributable to Kun Peng International Holding Limited	$(210,732)	$(215,659)	210,732		(215,659)

Weighted Average Number of Ordinary Shares
Basic and diluted	21,376,918				40,000,000

Loss Per Share
Basic and diluted	$(0.01)				$(0.01)

CX NETWORK GROUP, INC. (CXKJ) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the six months ended March 31, 2021 and from inception through September 30, 2020, are based on the historical financial statements of CX Network Group Inc (“CXKJ”) and KP International after giving effect of the reverse merger between CXKJ and KP International on May 17, 2021, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

For accounting purpose, the transaction with KP International was treated as a reserve acquisition, with KP International as the acquirer and CX Network as the acquired party

Note 2 –Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company (CXKJ)
(2)	To record an issuance of 34,158,391 of CXKJ’s common stock to KP International’s shareholders
(3)	To adjust the equity of subsidiaries
(4)	To eliminate the expenses of CXKJ as a result of the elimination of assets and liabilities